Exhibit 10.12

LEASE

THIS LEASE (the “Lease”) is made and entered into as of March         , 1999, by and between CRIPPLE CREEK DEVELOPMENT CORP. d/b/a the GOLD RUSH HOTEL & CASINO, a Colorado corporation with offices at 195 Pine Cone Road, Spearfish, South Dakota, BLUE BUILDING DEVELOPMENT, INC. d/b/a GOLD DIGGER’S CASINO, a                  corporation with offices at 195 Pine Cone Road, Spearfish, South Dakota, MARK BROCKLEY, an individual residing in Spearfish, South Dakota, and ANNESSE BROCKLEY, an individual residing in Spearfish, South Dakota (collectively, the “Lessor”), and GOLD RUSH I, LLC, a Colorado limited liability company with offices at 2001 Killebrew Drive, Suite 306, Minneapolis, Minnesota (the “Lessee”), and SOUTHWEST CASINO AND HOTEL CORP., a Minnesota corporation with offices at 2001 Killebrew Drive, Suite 306, Minneapolis, Minnesota (the “Guarantor”).  Lessor and Lessee are sometimes referred to in this Lease as a Party or the Parties.

W I T N E S S E T H:

1.                                       ASSETS.  In consideration of the payment of rent and the keeping and performance of the covenants and agreements by Lessee as hereinafter set forth, Lessor hereby leases and demises to Lessee the assets, which consist of the Gold Rush Hotel & Casino (the “Gold Rush”), Gold Digger’s Casino (“Gold Digger’s), and any and all. improved and unimproved realty and the improvements thereon, personal property, liquor licenses, and other assets of every kind and description, tangible and intangible, which are in any way related to or affiliated with the operation of the Gold Rush and Gold Digger’s, including without limitation, (j) the Gold Rush, (ii) Gold Digger’s, (iii) all parking lots, (iv) the Rock Shop, (v) the building in which the marketing office is currently housed, (vi) the convenience store/former gasoline station, vii) the arcade, (ix) all gaming-related assets, including gaming equipment (except slot machines, which shall not be leased to Lessee by Lessor), furniture and fixtures, surveillance equipment, and all restaurant and bar furniture and fixtures and furnishings, (x) all hotel-related assets, including furniture and fixtures, (xi) all inventory, (xii) all cash in gaming machines, cash registers or elsewhere in, or required to be in, the Gold Rush, Gold Digger’s or any other improved property governed by this Lease, (xiii) all cash in banks or financial institutions held for the account or benefit of Lessor, (xiv) all books and records of Lessor, (xv) all intangible assets, including customer lists and profiles, customer tracking lists and data and any compilations thereof, mailing lists, computer programs, trade names, trademarks, service marks, copyrights, and patents, and (xvi) all amounts owed Mark Brockley and/or Annesse Brockley in connection with resolution of litigation between them and their former business associates arising out of or relating to operation of the Assets, which amounts Mark Brockley and Annesse Brockley represent they will use their best efforts to collect (the “Assets”).

Notwithstanding the foregoing, the Assets shall not include (i) an automobile currently reflected on Lessor’s books, provided that Lessor is not and shall not be obligated to pay any debt or release any encumbrance in connection with the automobile, (ii) the real property known as 127 Carr Avenue, Cripple Creek. Colorado, or (iii) slot machines located in or on the various premises included among the Assets.

The automobile shall be removed from Lessor’ s books as an asset of Lessor and shall be owned by and paid for by the Brockleys individually.

Legal descriptions of all of the real property contained in the Assets are reflected on Exhibit I attached hereto and incorporated by reference herein.

All slot machines used in connection with operation of the Gold Rush and Gold Digger’s will remain on those premises, and Lessor shall give Lessee a bill of sale for each and all of them in form and substance satisfactory to Lessee reflecting Lessor’s transfer of interest in them to Lessee as of the Commencement Date.  The transfer shall be at no cost to Lessee, provided that, in the event Lessee shall during the Lease Term replace any such slot machine, the salvage value of such machine, less any debt or other encumbrance placed on it by Lessor and due as of the Commencement Date, shall be paid to Lessor within thirty (30) days of such replacement.

An inventory of the Assets, including, for this purpose, the slot machines, is reflected on the inventory attached hereto as Exhibit 2 and incorporated by reference herein.  Notwithstanding the foregoing, the Parties understand and agree that they shall revise Exhibit 2 if appropriate as of the Commencement Date of the Lease as herein defined.

The cash identified in Sections 1(xii) and 1(xiii) above is referred to collectively in this Lease as “the Cash”.

2.                                       TERM.

A.                                   Lease Term/Conditions Precedent.  The term of the Lease shall commence when each and all of the following conditions have been satisfied — (i) execution of the Lease by both Parties, together with all exhibits and appendices herein described, (ii) approval of the Lease by the Colorado Division of Gaming (the “Division”) and the Colorado Limited Gaming Control Commission (the “Commission”), (iii) Lessee’s obtaining such gaming license(s)as the Division and Commission shall require, (iv) Lessee’s obtaining such liquor licenses as state and local liquor licensing agencies shall require, and (v) Lessor’s providing Lessee with an opinion of Lessor’s counsel, or such other assurance in form and substance satisfactory to Lessee, that Lessor owns and has the legal right to lease the Assets ( the “Conditions Precedent”).  The date on which the Conditions Precedent are fully satisfied shall be the commencement date of the Lease (the “Commencement Date”), and the Lease shall be for a term at twenty (20) years and several months thereafter, ending on the earlier of June 30, 2019 or the date in the year 2019 on which the gaming license(s) applicable to the Gold Rush and Gold Digger’s expire, unless earlier terminated as provided in Section 17 and otherwise herein (the “Lease Term”).

The Parties hope to satisfy the first of the Conditions Precedent (i.e., execution of this Lease and of the related exhibits and appendices) by March 18, 1999. The Parties anticipate that barring unforeseen complications, and assuming the full. cooperation of the Parties, the remaining Conditions Precedent can be satisfied, if at all, by April 8, 1999, assuming State and local liquor licensing authorities have approved the conversion and transfer of Lessor’s liquor licenses by that date, and that Lessee may occupy the Assets as of that date.  Notwithstanding the foregoing, the Parties understand and agree that the Lease Term shall be comprised of two distinct periods – (i) a formal due diligence period which shall continue until June 30, 1999 during which period Lessee shall operate the Assets and conduct such due diligence as Lessee deems necessary and appropriate (the “Due Diligence Period”) and (ii) a twenty (20) year period thereafter.

B.                                     Due Diligence Period.  During the Due Diligence Period described in Section 2.A above, Lessee shall operate and manage the Assets and continue its due diligence examination of Lessor and the Assets.  Lessee may, at any time during the Due Diligence Period, terminate the Lease, for any reason or for no reason, immediately upon written notice to Lessor, provided that if Lessee does so terminate this Lease during the Due Diligence Period, Lessee shall remain in and continue to manage the Assets are herein contemplated for a period of sixty (60) days, during which sixty (60) day period Lessee shall pay rent as provided in Section 3 hereof. In the event Lessee terminates the Lease during the Due Diligence Period, Lessee shall pay no penalty, liquidated damages, or termination or other fee, compensation or penalty.

During the period between execution of this Lease and satisfaction of each and all of the Conditions Precedent, and thereafter during the formal Due Diligence Period defined in Section 2.A. above, Lessee shall have full and complete access at any time to public and private records relating to the Assets, and Lessor shall use its best efforts to make all such information and records available to Lessee.  Upon execution of this Lease, Lessor shall simultaneously deliver to Lessee for Lessee’s use in conducting its due diligence examination copies of (i) the title insurance policy(ies) described in Section 9 hereof, (ii) all leases involving the Assets, (iii) all parking agreements relating to the Assets, (iv) all joint venture, strategic alliance and partnership agreements relating to the Assets (including, by way of example, Megabucks and similar agreements), (v) all joint marketing agreements relating to the Assets, (vi) all sharing agreements relating to the Assets, and (vii) all soil tests, design or engineering studies, drawings, plans, and other documents and materials relating to Lessor’s acquisition and development of the Assets in Lessor’s possession or subject to its control.

The materials identified in this Section 2.B.(i)-(vii) shall also be reflected on schedules prepared by Lessor and delivered by Lessor to Lessee by no later than April 1, 1999. The schedules shall indicate the terms of the scheduled documents and shall be attached to this Lease as Exhibits 3 - 9 and incorporated by reference herein.

C.                                     Holding Over.  Nothing contained in this Lease shall be deemed to permit Lessee to use or occupy the Assets after the expiration of the Lease Term If Lessee continues to occupy the Assets after such expiration, such occupancy shall (unless the Parties hereto otherwise agree in writing) be deemed to create a month to month tenancy at a monthly rental, equal to one hundred ten percent (110%) of the annual rent prorated on a monthly basis for the month prior to the commencement of the holdover period.  Such holdover occupancy shall be subject to all of the terms and conditions of this Lease

D.                                    Definition of Lease Year. The term “Lease Year” shall mean a period of twelve (12) full consecutive calendar months.  The first Lease year shall correspondence as of the Commencement Date.

3.                                       RENT.

A.                                   During the Due Diligence Period.  Lessee shall pay no Base Rent or Additional Annual Rent (as those terms are defined herein) before May 15, 1999. except as otherwise provided in this Section 3.A., for purposes of this Lease, “Base Rent” shall mean the sum of Forty Thousand Dollars ($40,000) per month, payable in advance during each month of the Lease Term, Less any offsets as provided for in this Lease.

On May 15, 1999, assuming the Lease has not been terminated, Lessee shall pay Lessor Fifteen Thousand Dollars ($15,000) as Base Rent for the period May 15 through May 31, 1999. Thereafter, commencing as of June 1, 1999, and for so long as the Lease is in effect, Lessee shall pay Lessor Base Rent of Forty Thousand Dollars (40,000) per month as provided above, except for the month of July 1999, for which month Lessee shall pay Base Rent of Fifty Thousand Dollars ($50,000).

During the Due Diligence period, Lessee shall pay current liabilities incurred by Lessee during its operation of the assets from operating cash flow and capital contributions, if any, made by Lessee during the Due Diligence Period.  All revenues and cash flow generated on or for the benefit of the Assets by Lessee during the Due Diligence Period shall remain at and be used for the operation of the Assets, including the payment of on-site wages and salaries and other overhead expense.  Lessee shall not receive a management fee, however, nor shall any expenses or obligations of Lessee’s parent or affiliated corporations unrelated to the Assets be included in determining expenses associated with operating the Assets during the Due Diligence Period.

B.                                     Following the Due Diligence Period.  During the balance of the Lease Term following expiration of the Due Diligence Period, Lessee shall pay Lessor (1) the Base Rent as above defined, and (ii) Additional Annual Rent based on the combined annual net income of the Gold Rush and Gold Digger’s in any fiscal year as follows:

If Combined Net Income Is	Additional Annual Rent Due

$1,000,000	$72,000

$800,000	$57,600

$600,000	$43,200

$400,000	$28,800

For purposes of determining the amount of Additional Annual Rent Due, if any, for any fiscal year, expenses and obligations attributable to Lessee’s parent or affiliated corporations which are unrelated to the Assets shall not be included in calculating the combined net income of the Gold Rush and Gold Digger’s.

The Additional Annual Rent payments shall not be cumulative; only the highest combined net income figure shall be used in the calculation.  For example, if the combined net income of the Gold Rush and Gold Digger’s in any fiscal year is $1,000,000, the Additional Annual Rent due shall be $72,000, not the sun of $28,800, $43,200, $57,600 and $72,000.

C.                                     Late Fee.  In the event Lessee shall fail to pay Base Rent for any month by the fifteenth day of the month in which it is due, Lessee shall pay Lessor a late lee of Five Thousand Dollars ($5,000).

D.                                    Net Lease.  Except as otherwise provided herein, it is the intent of Lessor and Lessee that the rent to be paid during the Lease Term shall be a net return to Lessor, free of expense, charge, or reduction with respect to the Assets.  Except as otherwise provided herein, Lessee shall pay all Operating Expenses of the Assets during the Lease Term.  For purposes of this Lease, “Operating Expenses” are defined as:

(1)                                  All real property taxes and assessments levied against the Assets by any governmental authority, provided however, that the term “taxes or assessments”, as used herein, shall not include any net federal or state income taxes levied or assessed on Lessor, unless such taxes are a specific substitute for real property taxes.  “Assessment” shall include so-called special assessments imposed by any authority having the direct power to tax, including any city, county, state or federal government.  For purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law.

(2)                                  Costs incurred in connection with providing energy for the Assets, including costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources.

(3)                                  Costs of water and sanitary and storm drainage services.

(4)                                  Costs of general maintenance and repairs occasioned by normal wear and tear or the Assets experienced during the Lease Term, provided, however, that Lessee shall have no obligation to make improvements to the Assets.  If, however, Lessee does make improvements to the Assets, Lessee shall provide general maintenance and repair to them as well.

(5)                                  Costs of obtaining insurance insuring Lessor in the amount of                                ($                          ) for damage to property.

“Operating Expenses” shall not include:

(a)                                  Costs associated with making such repairs, corrections, investments or adjustments as are required by any permits, certificates, laws, rules, and building and other codes and regulations of governmental agencies or authorities in effect as of the Commencement Date (collectively, the “Codes”) of which Lessor had actual knowledge and failed to disclose to Lessee in writing.  In particular, Lessor represents now and will, if accurate, represent as of the Commencement Date, that Lessor has received no notice of violation of the Americans With Disabilities Act in connection with operation of the Assets.

(b)                                 Costs associated with making such repairs, corrections, investments or adjustments as are necessitated by structural or other defects of or in the Assets of which Lessor had actual knowledge and failed to disclose to Lessee in writing prior to the Commencement Date.

(c)                                  Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent or insurance proceeds received.

(d)                                 Costs of repairs or rebuilding necessitated by condemnation.

(e)                                  Any interest on borrowed money or debt amortization.

(f)                                    Depreciation of the Assets.

E.                                      Place of Payment.  Rent and such other amounts as Lessee is required to pay Lessor shall be payable at Lessor’s notice address reflected in Section 20.E. hereof.

4.                                       Assumed Payments.  Lessor and Lessee understand that Lessor has a significant amount of accounts payable and other indebtedness relating to the Assets, the precise amounts of which may not have not been determined as of the Commencement Date.  On or before April 1, 1999, Lessor shall provide Lessee with information and a schedule as described in Section 2.8. hereof reflecting the precise nature and amounts of all such accounts payable and indebtedness, including the amounts, terms and conditions of payment (including balloon payments, if any), and current status of the obligations, which schedule shall be attached to this Lease as Exhibit 10 and be incorporated by reference herein.  Upon completion of Exhibit 10, Lessor shall incur no further obligations nor change any existing obligations (except by payment) relating to the Assets.

Subject to the provisions of this Section 4, Lessee shall, during the Lease Term, pay, in accordance with the specific terms and conditions contained on Exhibit 10, such long terms liabilities and accounts payable owed by Lessor (the “Assumed Payments”).  Lessee shall make the Assumed Payments directly to Lessor’s lenders and creditors listed on Exhibit 10, and Lessor shall obtain such consent from its lenders and creditors as are necessary to permit Lessee to make such payments directly to them.

During the Due Diligence Period, Lessor shall use its best efforts to ensure that the total Assumed Payments shall not exceed One Hundred Thirty Thousand Dollars ($130,000) per month.  Upon expiration of the Due Diligence Period, and for the balance of the Lease term, Lessor shall use its best efforts to ensure that the total Assumed Payments shall not exceed One Hundred Twenty-Five Thousand Dollars ($125,000) per month.  Should the total Assumed Payments exceed One Hundred Thirty Thousand Dollars ($130, 000) per month during the Due Diligence Period, or One Hundred Twenty-Five Thousand Dollars per month ($125,000) thereafter during the Lease Term, Lessee may, at its option, (i) pay such additional amount and set such payments off against rent or other payments due hereunder, (ii) terminate the Lease, or (iii) pursue such additional remedies as are available to Lessee pursuant to this Lease.

Should Lessee opt to terminate the Lease, Lessee shall pay no penalty, liquidated damages, or termination or other fee, penalty or damages to Lessor.

The Parties expressly understand and agree that Lessee shall only be responsible for making the Assumed Payments during the Lease Term, and only in the amounts and in accordance with the terms and conditions indicated on Exhibit 10.  Should the Lease be terminated or expire according to its terms, Lessee shall not be responsible for and shall have no obligation to continue making the Assumed Payments or pay any long terms liabilities, accounts payable or other financial obligations of Lessor which have not been paid on the date the Lease is terminated or expires.

5.                                       USE OF PREMISES.

A.                                   Lessee may use the assets for any lawful purpose, including, without limitation, restaurant operations, hotel operations, retail sales operations, entertainment, an arcade, parking, casino operations as contemplated by the Gaming Act (the Gaming Act and all amendments and gaming regulations now existing or hereafter adopted, and all gaming related laws of the City of Cripple Creek and the county of Teller, are sometimes collectively referred to in this Lease as the “Gaming Laws”), and for any other ancillary or related use as may be permitted by Law.  Lessor shall have no control over or power to influence decisions concerning operation of the Assets.

B.                                     Lessor agrees to cooperate as reasonably required by Lessee in obtaining and maintaining such licenses for the Assets as Lessee shall require and shall, in particular, execute any and all documents necessary to obtain such licenses.  Lessor shall not cause any such licenses to be denied, revoked, not renewed, or suspended, whether through actions of Lessor prior to the issuance of such licenses or thereafter during the Lease Term.

C.                                     Lessor further agrees that from and after the date the Parties execute this Lease, Lessor shall not grant or convey any easement, lease, encumbrance, license, permit, or any other legal or beneficial interest in or to the Assets without the prior, written consent of Lessee, nor shall Lessor violate, or allow the violation of, any law, ordinance, rule or regulation affecting the Assets.  Lessor shall do or cause to be done all things reasonably within Lessor’s control to preserve intact and unimpaired any and all rights of way, easements, grants, appurtenances. privileges, and licenses in favor at or constituting any portion of the Assets.

D.                                    Subject to the provisions of Section 3.D. hereof, Lessee shall, at its own expense, keep the Assets in good repair and tenantable condition and shall indemnity Lessor against any loss, damage or expense arising by reason of any failure of Lessee so to keep the Assets or due to any act or neglect of Lessee, its agents, employees, contractors, invitees, licensees, tenants or assignees.  Lessee shall make no structural modifications to the Gold Rush or Gold Digger’s without Lessor’s consent, which consent shall not be unreasonably withheld, provided that Lessee shall not be required to obtain Lessor’s consent to structural modifications mandated by the Codes in effect on the Commencement Date or as they may be from time to time adopted.

E.                                      Subject to the provisions of Sections 2.B. and 3.D. hereof, Lessee’s taking of possession of the Assets shall be conclusive evidence that Lessee (i) accepts the Assets as suitable for the purposes for which the same are leased, and (ii) accepts the Assets and all related improvements and appurtenances and each and every part thereof as being in satisfactory condition.  Subject to the provisions of Section 3.D. hereof, Lessor shall not be liable, except in the event of gross negligence or willful misconduct, to Lessee or any of Lessee’s agents, employees, licensees, servants, or invitees for any injury or damage to person or property due to the condition or design of any defect in the Assets or related improvements or their mechanical systems and equipment which may exist or occur, and Lessee, with respect to itself and its agents, employees, licensees, servants, and invitees shall expressly assume all risks of injury or damage to person or property, either proximate or remote, by reason of the condition of the Assets.

F.                                      Except as otherwise provided herein, Lessee shall, at its own expense, comply with all statutes, regulations, rules, ordinances and orders of any governmental body, department or agency thereof which apply to or result from Lessee’s use or occupancy of the Assets.

6.                                       ADDITIONAL IMPROVEMENTS, MECHANIC’S LIENS.

A.                                   Additional Improvements.  Lessee may, from time to time, at Lessee’s expense, construct or install other improvements on the Assets, and make such changes, alterations and additions to the Assets as Lessee shall deem necessary or desirable (the “Additional Improvements”).  Where appropriate or required, Additional Improvements will be conducted under the supervision of an architect or engineer licensed in the State of Colorado and selected by Lessee in its sole discretion.

In particular, following expiration of the Due Diligence Period, and assuming the Lease has not been terminated, Lessee shall use its reasonable efforts to finance and construct an entertainment center on property comprising a portion of the Assets, provided that Lessor and Lessee understand and agree that Lessee shall have no obligation to finance and/or build an entertainment center unless, among other things, the design and function are acceptable to Lessee and Lessor and are necessary for and compatible with successful operation of the Assets, as determined in Lessee’s sole discretion, (ii) financing on terms deemed reasonable by Lessee in Lessee’s sole discretion is available, (iii) all necessary permits can be obtained, and (iv) Lessor’s interest is subordinated and a first mortgage can be placed on the entertainment center.

B.                                     Mechanic’s Liens.  In connection with the construction of any Additional Improvements, Lessee shall cause the payment of all proper and valid invoices and charges of all contractors, subcontractors, suppliers, materialmen and similar parties who furnish services or materials in connection with the construction process.  In the event any party records a mechanic’s lien to enforce any claim for services or materials alleged to have been provided in connection with the Assets, Lessee shall so advise Lessor in writing and shall cause the same to be released of record within sixty (60) days after the recordation thereof, and Lessee shall be liable to satisfy and cause a discharge of any such mechanic’s lien claim.

Notwithstanding the foregoing, Lessee shall have the right to contest any such mechanic’s lien claim, provided that Lessee conducts such contest in a timely manner and with due diligence, and that Lessee provides Lessor with either cash, a surety bond or a letter of credit (as Lessee shall decide in its sole discretion) in an amount equal to one hundred twenty-five percent (125%) of the lien claim.  In the event Lessee loses any such contest, and all further rights of appeal have expired, Lessee shall satisfy the mechanic’s lien claim in full prior to any foreclosure sale or other disposition of the Assets in order to satisfy the claim.

7.                                       CONTRIBUTION TO CAPITAL.  Upon expiration of the Due Diligence Period, and assuming this Lease has not been terminated, Lessee shall contribute Five Hundred Thousand Dollars ($500,000) to be allocated among vault cash, working capital, retirement of accounts payable and such other purposes as Lessee and Lessor shall agree and determine in writing, provided that such contribution shall be reduced pro rata by an contribution to capital made by Lessee during the Due Diligence Period.

In addition, upon expiration of the Due Diligence Period, and assuming this Lease has not been terminated, Lessee may, in its sole discretion, borrow up to One Million Dollars ($1,000,000) to be used as Lessee shall determine in its sole discretion to improve and upgrade the Assets.  Consistent with the provisions of Section 13 hereof, Lessee is authorized by this Lease to utilize gaming and other equipment now among the Assets as collateral for any such borrowing.  Notwithstanding the foregoing, Lessee shall have no obligation to make any such borrowing or improve or upgrade the assets, however.

8.                                       PURCHASE OF LESSOR’S CASE.  Immediately prior to the Commencement Date, Lessee shall physically count all cash located in gaming machines, cash registers or elsewhere in, or required to be in, the Gold Rush, Gold Digger’s or any other improved property governed by this Lease, and shall be given a current accounting of all cash in banks or financial institutions for the account or benefit of Lessor and the Assets (collectively, the “Cash”). If the Cash totals between Three Hundred Thousand Dollars ($300,000) and Three Hundred Fifty Thousand Dollars ($350,000), and if this Lease is entered into and is not terminated, Lessee shall pay Lessor Three Hundred Fifty Thousand Dollars ($350,000) for the Cash as follows:

(a)                                        Forty Thousand Dollars ($40,000) on the Commencement Date (reflecting a $10,000 credit for the deposit paid upon the Parties’ execution of the Term Sheet which preceded this Lease);

(b)                                       One Hundred Thousand Dollars ($100,000) on May 30, 1999;

(c)                                        One Hundred Thousand Dollars ($100,000) on June 30, 1999; and

(d)                                       One Hundred Thousand Dollars ($100,000) on July 30, 1999.

It the Cash is less than Three Hundred Dollars ($300,000), Lessee may, at its option and in its sole discretion, either (i) decline to enter into, or terminate, this Lease (without further obligation of any sort to Lessor), or (ii) enter into this Lease and pay Lessor Three Hundred Fifty Thousand Dollars ($350,000) for the Cash.

If the Cash exceeds Three Hundred Fifty Thousand Dollars ($350,000), which excess amount is referred to here as the “Excess Cash”, and assuming this Lease is entered into and is not terminated, Lessee shall execute a promissory note to secure payment of the Excess Cash, which promissory note shall bear no interest and shall provide for payment of the amount owed in monthly installments of Five Thousand Dollars ($5,000) until paid in full or until the Lease is terminated, whichever first occurs.

9.                                       TITLE TO ASSETS AND IMPROVEMENTS.  By April 1, 1999, Lessor shall, at its expense, obtain a title insurance policy insuring Lessee’s leasehold interest in the Assets, which title insurance shall evidence Lessor’s fee simple interest ownership in the Assets subject only to (i) mortgage liens or security interests acceptable to Lessee, (ii) general property taxes for the current year, and (iii) such easements, rights of way, restrictions and other title matters as Lessee shall deem, in its sole discretion, not to adversely affect the value of, or Lessee’s intended use of, the Assets (collectively, the “Permitted Exceptions”).  The title insurance policy shall be attached to this Lease as Exhibit 4 and shall be incorporated herein by reference.  Lessor warrants that Landlord has fee simple title to the Assets, free and clear of all encumbrances save for the Permitted Exceptions.

Lessor shall he the owner of all improvements paid for and constructed by Lessee upon the Assets, as the same may be altered, expanded and/or improved in accordance with this Lease, except that any gaming or other equipment purchased by Lessee for use in operating the Assets shall be the property of Lessee.  Except as here provided, upon the expiration or earlier termination of this Lease, all improvements then existing upon the Assets shall revert to and become the property of Lessor without compensation to Tenant.

Lessee shall surrender the Assets at the end of the Lease Term or upon earlier termination of the Lease in good condition and repair, reasonable wear and tear and fire and other casualty excepted.

10.                                 QUIET ENJOYMENT. So long as Lessee is not in default under this Lease, Lessee shall peaceably and quietly use and enjoy the Assets during the Lease term without hindrance or interruption by Lessor or any other person or persons lawfully or equitably claiming by, through or under Lessor.  Notwithstanding the foregoing, Lessor may conduct reasonable inspections of the Assets and the casinos’ operational financial records upon providing ten (10) days prior notice of such inspections to Lessee.

11.                                 CASUALTY AND RESTORATION OF THE PREMISES.  If the Assets shall be damaged by fire or other casualty, Lessee may, at its option, (i) terminate the Lease, retain such insurance proceeds as relate to improvements made by Lessee on the Assets prior to the casualty, and permit use of whatever portion of the remaining proceeds is necessary to restore the Assets to their condition as of the date of the execution at this Agreement, or (ii) retain all insurance proceeds received as a result of the casualty, use the same to restore the Assets to their condition as of the Commencement Date of this Lease, and continue to make rent payments during the Lease Term.  Lessee shall notify Lessor in writing within thirty (30) days following the occurrence of any casualty concerning which of these two Options Lessee has chosen, and rent shall abate during the thirty (30) day period.

12.                                 CONDEMNATION.  If any portion of the Assets shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, Lessee may terminate this Lease and retain such condemnation proceeds as relate to improvements made by Lessee on the Assets prior to the taking or condemnation.

13.                                 LESSEE’S RIGHT TO ENCUMBER.  Lessee may at any time during the Lease Term encumber the leasehold estate by mortgage or deed or trust.  Such right of Lessee to encumber the leasehold estate shall be a continuing right and shall not be deemed to be exhausted by the exercise thereof on one or more occasions.  Any such encumbrance shall be expressly subject to the provisions of this Lease, shall not encumber Lessor’s fee simple interest in the Assets, and shall be subordinate to any loans to which Lessor has subordinated its fee simple interest.

14.                                 ASSIGNMENT.  Lessee shall be free to assign this Lease and any estate or interest therein upon written notice to Lessor, provided that notwithstanding any such assignment or transfer, Lessee shall at all times remain liable for the payment of the rent and all other payment obligations herein specified to be paid by Lessee and for compliance with all Lessee’s other obligations under this Lease.

Lessor may assign this Lease upon written notice to Lessee, provided that such assignment is permitted by the Colorado Limited Gaming Act (the “Act”) and the regulations promulgated pursuant to the Act (the “Regulations”), and further provided that any such assignment shall be subject to Lessee’s right of first refusal as provided in Section 20.L. hereof.

15.                                 DEFAULT BY LESSEE.

A.                                   Definition of Event of Default.  Each one of the following events is herein referred to as an “Event of Default”:

(1)                                  Any failure by Lessee to pay the rent or any other monetary sums required to be paid hereunder on the date such sums are due and the continuance of such failure for a period of fifteen (15) days after written notice of such failure from Landlord.

(2)                                  The filing of any petition or the commencement of any case or proceeding by Lessee under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy code, or any other federal or state law relating to insolvency, bankruptcy, or reorganization or the adjudication that Lessee is insolvent or bankrupt or the entry of an order for relief under the Federal Bankruptcy Code with respect to Lessee.

(3)                                  The filing of any petition or the commencement of any case or proceeding described in subparagraph (2) above against Lessee, unless such petition and all proceedings initiated thereby are dismissed within sixty (60) days from the date of such filing; the filing of an answer by Lessee admitting the allegations of any such petition; the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of Lessee, unless such appointment is vacated or dismissed within sixty (60) days from the date of such appointment.

(4)                                  Lessee shall fail to perform any of the other agreements terms, covenants, or conditions hereof on Lessee’s part to be performed and such non-performance shall continue for a period of thirty (30) days after written notice thereof by Lessor to Lessee or, if such performance cannot be reasonably had within such thirty (30) day period, Lessee shall not in good faith have commenced such performance within such thirty (30) day period and shall not diligently proceed therewith to completion.

B.                                     Remedies of Lessor.  If any one or more Events of Default shall happen, then Lessor shall have the right at Lessor’s election, then or at any time thereafter, either to;

(1)                                  Make any payment or take any action to cure any such default by Lessee in such manner and to such extent as Lessor may in good faith deem necessary or desirable.

(2)                                  Give Lessee written notice in accordance with the Colorado forcible entry and detainer laws, terminate this Lease as of the date of Lessee’s default or as of any later date specified in the notice, and demand and recover possession of the Assets from Lessee.

(3)                                  Re-enter and take possession of all or any part of the Assets and expel Lessee therefrom.  After recovering possession of the Assets, Lessor shall use reasonable efforts to re-let the Assets.

C.                                     Remedies Cumulative.  Each of the remedies described above, and all of the remedies available to Lessor at law or in equity upon a default by Lessee, including the right to sue for damages, shall be cumulative with and in addition to one another, and may be exercised simultaneously or successively, as Lessor may deem appropriate, without any exercise of one remedy being deemed an election of remedies or a waiver to the exclusion of any other remedy.

16.                                 DEFAULT BY LESSOR.

A.                                   Definition of Default.  Lessor shall be in default under this Lease if Lessor:

(1)                                  Permits or causes the Assets to be or became encumbered by additional and/or greater liens than those identified as Permitted Exceptions in Section 9 and on Exhibit 10 hereof.

(2)                                  Fails to timely and fully pay debt underlying the liens identified as Permitted Exceptions.

(3)                                  Fails to disclose any material financial obligation.  For purposes of this Section 16.A.3, an undisclosed financial obligation shall be deemed material if it is equal to One Hundred Thousand Dollars ($100,000) or more in the aggregate.  In addition, to other remedies available to Lessee in the event of Lessor’s default, Lessor shall indemnify and hold Lessee harmless from any material financial obligation of Lessor not disclosed as required by this Lease.  In the event of Lessor’s failure to make the required disclosure, Lessee may, at its sole option and in its sole discretion, (i) terminate this Lease without further obligation of any kind to Lessor or Lessor’s creditors, (ii) pay directly the undisclosed obligation and set the amount of the payment oft against rent or any other amounts owed Lessor by Lessee, or (iii) enforce Lessor’s indemnification as herein contemplated.  In the event Lessee opts to pay such additional amount and set such payments off against rent or other payments due hereunder, such set off shall be at the maximum rate of ten percent (10%) per month of the additional amount paid by Lessee until the entire additional amount has been set off.  By way of example only, should Lessee pay an additional amount of Fifty Thousand Dollars ($50,000) pursuant to this Section 4, that amount shall be set off against rent and other payments owed Lessor at the rate of Five Thousand Dollars ($5,000) per month for ten (10) months.

(4)                                  Fails to cap the Assumed Payments at the monthly levels described in Section 4 hereof, or fails to pay any amount in excess of the cap.

(5)                                  Violate or fails to perform in connection with any warranty or representation contained in Section 19 hereof.

(6)                                  Fails to comply with any term, condition or obligation of Lessor under the Lease, and such failure to comply continues for a period of thirty (30) days after Lessee gives Lessor written notice of such failure.

B.                                     Remedies of Lessee.  In addition to such remedies as are described in other Sections and provisions of this Lease, upon the occurrence of any default by Lessor, after expiration of any applicable cure periods, Lessee shall have the right, at its election, then or at any time thereafter, to exercise any one or more of the following remedies:

(1)                                  Make any payment or take any action to cure any such default by Lessor in such manner and to such extent as Lessee may in good faith deem necessary or reasonable, and set off any such payment against rent or other payments otherwise owed Lessor.

(2)                                  Terminate this Lease as of the date of the default by Lessor, or as of any later date specified in a written notice of termination to Lessor, without payment of any penalty, liquidated damages, or termination or other fee or penalty to Lessor.

(3)                                  Commence an action to specifically enforce any of Lessor’s obligations under the Lease.

C.                                     Remedies Cumulative.  Each of the remedies described above, and all of the remedies available to Lessee at law or in equity upon a default by Lessor, including the right to sue for damages, shall be cumulative with and in addition to one another, and may be exercised simultaneously or successively, as Lessee may deem appropriate, without any exercise of one remedy being deemed an election of remedies or a waiver to the exclusion of any other remedy.

17.                                 TERMINATION BY LESSEE.  In addition to the foregoing, Lessee shall have the right to terminate this Lease on June 30, 2004, for any reason or for no reason, upon thirty (30) days written notice to Lessor, and without payment or penalty of any kind to Lessor.

18.                                 LESSOR’S ADDITIONAL REPRESENTATIONS AND WARRANTIES.  Lessor represents and warrants that to the best of Lessor’s knowledge and belief as of the Commencement Date of this Lease:

A.                                   Except for the Order To Show Cause proceeding pending before the Commission (the “Commission Proceeding”), there is no litigation pending or threatened which in any manner affects the Assets.

B.                                     There are no violations of any federal, state, or local law, code, ordinance, rule, regulation, or requirement affecting the Assets, except as may be alleged in the pending Summary Suspension Proceeding.

C.                                     The Assets have full and free access to and from public highways, streets, and/or roads adjacent to the Assets, and Lessor has no knowledge of any fact or condition which would result in the termination of such access.

D.                                    Lessor has not received any notices, demands, or deficiency comments from any mortgagee of the Assets or from any state, municipal, or county government or any agency thereof with regard to the Assets.

E.                                      Lessor has not received any notice of, and has no other knowledge or information of, any pending or contemplated change in any applicable law, ordinance, or restriction; or of any pending or threatened judicial or administrative action; or of any action pending or threatened by adjacent landowners or of any natural or artificial condition upon the Assets, or any part thereof, any of which would result in any material change in the condition of the Assets, or any part thereof, or in any way limit or impede the operation at contemplated development of the Assets, or any part thereof, for any purpose.

F.                                      Lessor has not entered into any agreements with the City of Cripple Creek or the County of Teller or the State of Colorado, or any other governmental entity, with respect to the Assets that may result in liability or expense to Lessee, and further that there are no special improvement assessments relating to the Assets.

G.                                     Each and every document, schedule, item, and other information to be delivered to Lessee by Lessor hereunder shall be fully true, accurate, and correct, and no such document, schedule, or information contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statement or facts recited therein not misleading.

19.                                 GUARANTEE.  Southwest Casino and Hotel Corp. shall guarantee the financial obligations of Lessee hereunder.

20.                                 MISCELLANEOUS.

A.                                   No Implied Waiver.  No failure by either Party to insist upon the strict performance of any term, covenant, or agreement contained in this Lease, or to exercise any right or remedy in connection therewith, and no acceptance of full or partial payment during the continuance of any default by Lessor or Lessee, shall constitute a waiver of any such term, covenant, or agreement or any such right or remedy or any such default by Lessor or Lessee.

B.                                     Survival of Provisions.  Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions hereof which specifically contemplate and require observance or performance by Lessor or Lessee subsequent to termination.

C.                                     Binding Effect.  This Lease shall extend to and be binding upon the heirs, executors, legal representatives, successors, and permitted assigns of the respective Parties hereto.  The terms, covenants, agreements, and conditions in this Lease shall be construed as covenants running with the Assets.

D.                                    Recording, Subordination and Attornment. This Lease and/or any Memorandum of this Lease may, at Lessee’s sole option, be recorded in such manner and at such time as shall be selected by Lessee in its sole discretion.  Ins addition, upon execution of this Lease, Lessee shall prepare, and Lessor shall use its best efforts to obtain from Lessor’s mortgage lender(s), attornment agreements in form and substance satisfactory to Lessee.  If Lessor fails to obtain such attornment agreements by the expiration of the Due Diligence Period, Lessee may, at its option, terminate this Lease without further obligation of any sort or kind to Lessor or Lessor’s creditors.

E.                                      Notice.  All notices required or permitted under this Lease shall be given by registered or certified mail, return receipt requested, correctly addressed and postage prepaid, or by hand or commercial carrier delivery, or by telecopier as follows:

If to Lessor:

Cripple Creek Development company

Attn: Mark Brockley, President

195 Pine Cone Road

Spearfish, South Dakota  57783

Telecopier Number: 605/642-9366

Blue Building Development, Inc.

Attn: Mark Brockley, President

195 Pine Cone Road

Spearfish, South Dakota  57783

Telecopier Number: 605/642-9366

with copy to:

Timothy M. Tymkovich

Hale Hackstaff Tymkovich ErkenBrack & Shih, L.L.C.

1675 Broadway, Suite 2000

Denver, Colorado  80202

Telecopier Number: 303/592-8710

If to Lessee:

James B. Druck

Gold Rush I, LLC

2001 Killebrew Drive, Suite 306

Minneapolis, Minnesota  55425

Telecopier Number: 612/853-9991

with copy to:

Christopher B. Whitney, Esq.

Hulliken, Gleason, Weiner & Whitney, P.C.

102 South Tejon street, Suite 700

Colorado Springs, Colorado  80903

Telecopier Number: 719/635-8706

If to Guarantor:

James B. Druck

President

Southwest Casino and Hotel Corp.

2001 Killebrew Drive, Suite 306

Minneapolis, Minnesota  55425

Telecopier Number: 612/853-9991

Any notice delivered by mail in accordance with this Section shall be deemed to have been duly given on the third business day after the same is deposited in any post office or postal box regularly maintained by the United States Postal Service, properly addressed, postage prepaid.  Any notice delivered by telecopier shall be deemed to have been duly given upon receipt if concurrently with sending by telecopier receipt is confirmed mechanically or by the recipient..  Any notice delivered by hand or commercial carrier shall be deemed to have been given upon actual receipt.  Either party, by notice given as herein provided, may change the address to which future notices may be sent.

F.                                      Time of the Essence.  Time is of the essence under this Lease for the performance and observance of all obligations of Lessor and Lessee, and all provisions of this Lease shall be strictly construed.

G.                                     Captions for Convenience.  The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions of this Lease.

H.                                    Severability.  If any provision of this Lease shall be held invalid or unenforceable, the remainder of the Lease shall not be affected thereby, it being the intent of the Parties that the provisions of this Lease shall be enforceable to the fullest extent permitted by law.  There shall be deemed substituted for any invalid or unenforceable provision a valid and enforceable provision as similar as possible to the invalid provision.

I.                                         Jurisdiction and Governing Law.  This Lease shall be interpreted and enforced in the courts of the state of Colorado and in accordance with the laws of the State of Colorado.

J.                                        Integration/Entire Agreement.  This Lease, the Exhibits hereto, and the other documents expressly referenced herein constitute the entire agreement between the Parties with regard to the subject matter hereof, and any extrinsic covenants, agreements, representations, warranties, conditions or terms are superseded hereby and shall be of no force or effect.

K.                                    Modification.  No provision of this Lease may be amended or modified except in a written instrument signed by both Parties.

L.                                      Right of First Refusal.  Lessee shall, have a right of first refusal to purchase the Assets in the event Lessor desires to sell or assign all or any part of them.

M.                                 Assignment of Trade Names.  Lessor shall assign and transfer to Lessee for Lessee’s use during the Lease Term all Lessor’s right, title and interest in and to all trademarks, trade names, service marks, and copyrights used in connection with the Assets (the “Intellectual Property”), and shall refrain from using the Intellectual Property and any similar trademarks, trade names, service marks and copyrights during the Lease Term.  Upon termination of the Lease, whether by expiration or termination, Lessee shall transfer back to Lessor all rights in the Intellectual Property.  The assignment and agreement contemplated by this Section 20.M. shall be contained in a separate document which shall be attached as an exhibit to and incorporated by reference in this Lease.

IN WITNESS WEEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.

LESSOR:

Cripple Creek Development Corp.

By:	/s/
Mark Brockley
President

Blue Building Development, Inc.

By:	/s/
Mark Brockley
President

/s/
Mark Brockley

Annesse Brockley

LESSEE:

Gold Rush I, LLC

By:	/s/
James B. Druck
Manager

GUARANTOR:

Southwest Casino and Hotel Corp.

By:	/s/
James B. Druck
President

EXHIBIT 1

LEGAL DESCRIPTIONS OF REAL PROPERTY COMPRISING THE ASSETS

EXHIBIT 2

INVENTORY OF THE ASSETS

Exhibit Unnecessary.

/s/  4/9/99

EXHIBIT 3

TITLE INSURANCE POLICIES

Title policies received and acceptable.

/s/ 4/9/99

EXHIBIT 4

GOLD RUSH AND GOLD DIGGER’S SCHEDULE OF LEASES

Name	Loan Date		Monthly Payment	Exp. Date
Anchor Games	3/5/97 30%	30% of win on 2 Wheel of Golds	Varies	04/30/99
Vista Gaming		2 machines @ $27 per day per mach.	1,690.85
DataCard	5/1/98	Mtnce on Desktop Embosser	125.33

Equifax	12/1/98	Ck. Auth. – 3.5% of check amount		Auto extend every 30 days
		Copier Mtnce	103.00
			1,919.18

EXHIBIT 5

GOLD RUSH AND GOLD DIGGER’S LONGTERM DEBT SCHEDULE

PARKING AGREEMENTS

Address of Lot/Spaces	Lessor/Lessee	No. of Spaces	Agreement Terms
*135 East Carr Avenue	Cripple Creek Dev. Co./	Pioneer Group, Inc.	10	Until Lot 16 backfilled And restored for parking

*Maximum obligation assumed by lessee is $12,000.00

EXHIBIT 6

JOINT VENTURE, STRATEGIC ALLIANCE & PARTNERSHIP AGREEMENTS

Parties	Term	Subject	Status

NONE

EXHIBIT 7

JOINT MARKETING AGREEMENTS

Parties	Term	Subject	Status

JOINT MARKETING AGREEMENTS ARE ACCEPTABLE

EXHIBIT 8

SHARING AGREEMENTS

Parties	Term	Subject	Status

LET IT RIDE

TRIPLE PLAY

COLORADO NICKLES

ANCHOR GAMING SEE EXHIBIT 4

VISTA GAMING SEE EXHIBIT 4

EXHIBIT 9

LISTING OF SOIL TESTS, DESIGN AND ENGINEERING STUDIES, DRAWINGS AND PLANS RELATING TO ACQUISITION AND DEVELOPMNET OF THE ASSETS

RECEIVED AND ACCEPTABLE

EXHIBIT 10

FINANCIAL OBLIGATIONS OF LESSOR RELATING TO THE ASSETS

Parties	Principal/Interest	Maturity	Status

SEE ATTACHED 4/9/99

EXHIBIT 10

GOLD RUSH AND GOLD DIGGER’S ASSUMED OBLIGATIONS

SUMMARY

	Balance	Monthly Payment
Exh. 10a Longterm Debt	9,618,292.95	109,241.68
Exh. 10b Accounts Payable	906,439.78	26,139.58
Exh. 10c Gift Certificates	5,357.44	—
Exh. 10d Progressive Liabilities	62,501.98	—

Outstanding chips/tokesn liability $5 old tokesn for sale liability to be determined	39,057.88
Re-establish Bronico Billy’s parking lot Gold Point Liability	12,000.00

	10,643,650.03	135,381.26

EXHIBIT 10a

GOLD RUSH AND GOLD DIGGER’S LONGTERM DEBT SCHEDULE

Acct#	Name	Loan Date	Original Loan Balance	04/05/99 G/L Loan Balance	Interest Rate	Monthly Payment	Loan Due Date	Balloon Payment	Balloon Due Date
2268	Robert G. Rolofson	07/03/96	336,600	303,434.31	9.00%	3,414.02	07/01/03	236,450.00	07/01/03
2267	Joann Kipp Roos	07/03/96	336,600	303,434.31	9.00%	3,414.02	07/01/03	236,450.00	07/01/03
2259	Timothy O’Brien	05/02/94	149,875	88,314.72	10.00%	1,180.72	05/02/09
2265	Sierra & Associates	10/04/94	840,000	810,000.00	10.00%	6,750.00	12/01/04
2264	James Powell	10/04/94	160,000	83,003.08	10.00%	1,640.11	10/04/99	78,832.78	10/04/99
2261	David wilcox	05/02/94	76,500	53,439.00	8.00%	645.30	05/02/09
2251	Julie R. Yarbrough	10/15/91	1,637,500	1,353,850.73	11.50%	18,950.50	05/02/09
2257	Jerry Muzik	07/01/93	450,000	387,069.71	10.00%	6,342.60	06/01/06
2255	C.C. Masonic Lodge	08/30/92	280,000	238,936.93	10.00%	2,702.10	08/30/12
2266	Arthur G. Jones	02/01/95	270.000	190,600.67	10.00%	2,901.00	02/01/02	139,250.00	02/01/02
2252	Barchester – RUSH	12/23/98	640,000	532,205.64	8.75%	5,646.45	08/01/12
New	Comm. Bank of CO (Galati/CBOC/CBOC-Diggers)	04/05/99	616,233	616,233.32	9.25%	6,342.23	04/01/14	>Need final docs
Diggers	Barchester – DIGGERS	11/01/91	400,000	330,627.88	8.75%	3,531.33	08/01/12
Diggers	*[1] Mark Brockley	106,965	106,965.00	10.00%	891.00	07/01/19		>Interest only
Rock Shop	Mountain National Bank	430,000	388,077.65	10.25%	5,222.50	02/28/02
Rock Shop	*(1) Brockley 95 Club	770,000	770,000.00	7.00%	4,491.67	07/01/19		>Interest only
2254	*(1) Mark Brockley	966,500	9666,500.00	10.00%	8,055.00	07/01/19		> Interest only
2260	Fisher	04/21/94	135,125	118,072.00	10.00%	1,351.00	04/21/02	103,591.43	04/21/02
New	LOC – CBOC	04/05/99	337,060	337,060.46	9.25%	3,200.82	04/05/09	20,000.00	> Prin 7/99, 8/99, 9/99, 10/99

Acct#	Name	Loan Date	Original Loan Balance	04/05/99 G/L Loan Balance	Interest Rate	Monthly Payment	Loan Due Date	Balloon Payment	Balloon Due Date
New	LOC – Mtn Nat’l Bank	04/05/99	550,000	550,000.00	9.75%	5,800.00	04/05/14
2284	PDS Financial	12/31/97	437,272	258,012.12	9.42%	13,989.83	12/30/00
2276	GMAC – Van	08/10/98	18,519	15,055.66	12.49%	622.60	08/10/01
2277	IGT	06/10/98	33,202	22,775.57	11.50%	1,555.18	06/10/00
2285	Bankers Leasing	12/10/97	16,851	10,108.19	12.50%	601.70	12/10/00
2270	Berryhill	01/01/98	682,500	784,516.00	12.00%	10,000.00	Per month commending 09/01/99, no balloon. No maturity
			10,668,302	9,618,292.95		119,241.68

*(1) Interest only until 07/01/19

GOLD RUSH AND GOLD DIGGER’S SCHEDULE OF A/P LIABILITIES

Exhibit 10b

Name	Loan Date	Original Loan Balance	04/05/99 Balance	Interest Rate	Monthly Payment	Loan Due Date	Balloon Payment	Balloon Due Date
Bader	04/01/99		80,000.00	0.00%	4,000.00	04/04/01	$4k July-Oct,	$2k Nov-Apr, $3k May-June
Berryhill	01/01/98	222,048	42,222.60	12.00%	10,000.00	06/03/99	Balance	06/30/99
Blood		12,788	6,503.96	18.00%	500.00
Davis	08/06/98	50,000	32,000.00	0.00%	2,000.00	08/06/00
IGT	03/30/99	55,995	55,995.37	10.75%	4,942.44	03/26/00		03/26/00
Bally Games		11/15/98	28,183	18,788.58	0.00%	4,697.14	04/15/99

Subtotal		369,014		235,510.51		26,139.58

Other Accounts Payable				670,929.27

Total Accounts Payable				906,439.78		26,139.58

EXHIBIT 10C

GIFT CERTIFICATES 1999

CERT #	DATE	ISSUED TO	REASON	VALUE	EXPIRES
4089702	04/08/97	GEMINI TRAVEL-LAQUINTA	PURCHASE	125.00	NONE
4089704	04/08/97	GEMINI TRAVEL-LAQUINTA	PURCHASE	125.00	NONE
4089706	04/08/97	GEMINI TRAVEL-LAQUINTA	PURCHASE	125.00	NONE
6029701	06/02/97	CLEO DELANEY	PURCHASE	24.00	NONE
6139701	06/13/97	BOB LUFF	PURCHASE	20.00	NONE
6259701	06/25/97	CARD MORRIS	PURCHASE	115.54	NONE
11259701	11/25/97	PENNY WALRAUN	PURCHASE	70.00	NONE
12059701	12/03/97	KATHLEEN KLOKOLKA	PURCHASE	100.00	NONE
12109701	12/10/97	TONYA CARSON	PURCHASE	100.00	NONE
12189703	12/18/97	BECKY OSTERWOLD	PURCHASE	104.94	NONE
12229703	12/22/97	LAURA BOW	PURCHASE	100.00	NONE
122239701	12/23/97	COLENN IRWIN	PURCHASE	75.00	NONE
12239702	12/23/97	COLENN IRWIN	PURCHASE	75.00	NONE
12239703	12/23/97	COLENN IRWIN	PURCHASE	75.00	NONE
8059801	08/05/98	VINCE-4 CERTS WITH SAME #	S-TH HOTEL	94.34	08/31/00
8059801	08/05/98	VINCE-4 CERTS WITH SAME #	S-TH HOTEL	94.34	08/31/00
8059801	08/05/98	VINCE-4 CERTS WITH SAME #	B/2	9.00	08/31/00
9119802	09/11/98	WOODLAND PARK CHAMBER	ANY HOTEL	104.94	09/11/99
9179801	09/17/98	SUE RITT	ANY HOTEL	104.94	09/17/99
9179802	09/17/98	SUE RITT	D/2	23.00	09/17/99
9179803	09/17/98	SUE RITT	D/2	23.00	09/17/99
10129801	10/12/98	COLO STATE VETS HOME	D/2	23.00	04/12/99
10129802	10/12/98	VICKY GIBBONS	ANY HOTEL	104.94	04/12/99
10159801	10/15/98	WORKOUT LTD	ANY HOTEL	104.94	04/15/99
10289801	10/28/98	IOF	ANY HOTEL	104.94	04/28/99
11169801	11/16/98	TELLER COUNTY	D/2	23.00	05/16/99
11179801	11/17/98	DEPT OF AIR FORCE	D/2	23.00	05/17/99
11179803	11/17/98	PKCO SENIORS	D/2	23.00	05/17/99
12079801	12/07/98	VILLAGE INN	S-TH HOTEL	94.34	06/07/99
12089802	12/08/98	WORKOUT LTD	S-TH HOTEL	94.34	06/08/99

CERT #	DATE	ISSUED TO	REASON	VALUE	EXPIRES
12089803	12/08/98	WORKOUT LTD	S-TH HOTEL	94.34	06/08/99
12109801	12/10/98	SUSAN DEY	PURCHASE	62.54	NONE
12159801	12/15/98	KELLENE KENFIELD	PURCHASE	125.00	NONE
12239801	12/23/98	HIGGINS	PURCHASE	50.00	NONE
12239802	12/23/98	HEIDI	PURCHASE	30.00	NONE
1049901	1/4/99	BIG BROS/BIG SIS OF FINNEY CTY	PURCHASE	300.00	NONE
1129901	1/12/99	TINY TIM PRE-SCHOOL	S-TH HOTEL	94.34	7/12/99
1129902	1/12/99	TINY TIM PRE-SCHOOL	D-2	23.00	7/12/99
KRMA-TV-1	1/12/99	KRMA-TV AUCTION	ANY HOTEL	104.94	7/12/99
KRMA-TV-2	1/12/99	KRMA-TV AUCTION	ANY HOTEL	104.94	7/12/99
KRMA-TV-3	1/12/99	KRMA-TV AUCTION	ANY HOTEL	104.94	7/12/99
KRMA-TV-4	1/12/99	KRMA-TV AUCTION	ANY HOTEL	104.94	7/12/99
KRMA-TV-5	1/12/99	KRMA-TV AUCTION	ANY HOTEL	104.94	7/12/99
KRMA-TV-6	1/12/99	KRMA-TV AUCTION	ANY HOTEL	104.94	7/12/99
1199901	1/19/99	AMERICAN LEGION	S-TH HOTEL	94.34	7/19/99
1199902	1/19/99	AMERICAN LEGION	S-TH HOTEL	94.34	7/19/99
1209901	1/20/99	GUTHERIE CHAMBER	ANY HOTEL	104.94	7/20/99
1209902	1/20/99	J C PENNEY	ANY HOTEL	104.94	7/20/99
1259901	1/26/99	MARK SWOPE (BASEBALL TEAM)	S-TH HOTEL	94.34	7/26/99
1259902	1/26/99	ROCKY FORD FIRE DEPT	S-TH HOTEL	94.34	7/26/99
2089901	2/8/99	PIKES PEAK AMATEUR HOCKEY	ANY HOTEL	104.94	8/8/99
2089902	2/8/99	PIKES PEAK AMATEUR HOCKEY	D-2	23.00	8/8/99
2089903	2/8/99	SHEPHERD OF THE HILLS CHURCH	S-TH HOTEL	94.34	8/8/99
3039902	3/4/99	VERBAL INFO SERVICE INC	S-TH HOTEL	94.34	9/4/99
3039904	3/10/99	WALMART SUPERCENTER SALIDA	S-TH HOTEL	94.34	9/10/99
3169901	3/16/99	JIM WILSON	ANY HOTEL	104.94	9/16/99
3259901	3/25/99	CITY OF CR CR-SHRINERS’S	D-2	23.00	9/25/99
3259902	3/25/99	TELLER CTY 4-H	D-2	23.00	9/25/99

CERT #	DATE	ISSUED TO	REASON	VALUE	EXPIRES
3259903	3/25/99	TELLER CTY 4-H	ANY HOTEL	104.94	9/25/99
4049901	4/4/99	EL PASO CTY DEPT OF HEALTH	S-TH HOTEL	94.34	10/4/99
4069901	4/6/99	MIDLAND TERMINAL	S-TH HOTEL	94.34	10/8/99
4069902	4/6/99	MIDLAND TERMINAL	D-2	23.00	10/8/99
5,357.44

GOLD RUSH AND GOLD DIGGER’S PROGRESSIVE LIABILITIES

EXHIBIY 10d

GOLD RUSH		GOLD DIGGER’S
Gold Rush Nickels	664.80	Wild Cherry Quarters	2,009.54
Triple Diamonds Quarters	1,479.77	Dollar (Various)	7,397.53
Triple Diamonds Quarters	742.77	Poker Quarters	1,236.17
Gold Rush Nickels	554.55	Poker Quarters	98.22
Triple Diamonds Quarters	635.22	Jacks or Better	1,003.61
Triple Diamonds Quarters	893.70	Jacks or Better	31.88
Triple Diamonds Quarters	660.23	Double Bonus Poker	1,579.87
Triple Diamonds Quarters	904.90	Double Bonus Poker	124.57
Triple Diamonds Quarters	731.93	Double Bonus Poker	226.07
Double Diamonds Quarters	705.63
Red, White & Blue $5	28,955.75
Gold Rush Dollars	5,068.33
Blazing 7’s	1,031.02
Blazing 7’s	1,048.52
Blazing 7’s	1,112.98
Blazing 7’s	1,147.89
Double Bonus Poker	1,843.65
Double Bonus Poker	145.55
Double Bonus Poker	242.33
Blackjack Tournament	225.00
TOTAL	48,794.52	TOTAL	13,707.46
TOTAL PROGRESSIVE LIAB.	82,501.98

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE between CRIPPLE CREEK DEVELOPMENT CORP., BLUE BUILDING DEVELOPMENT, INC., MARK BROCKLEY and ANNESSE BROCKLEY (collectively, as Lessor), and GOLD RUSH I, LLC (as Lessee), and SOUTHWEST CASINO AND HOTEL CORP. (as Guarantor) is made and entered into this        day of February, 2004, by and between the above-identified parties.

Recitals

A.                                   The parties entered into the above-described lease (the “Lease”) governing the Assets as therein defined in March 1999.

B.                                     The parties desire to amend the Lease as provided in this First Amendment to Lease.

C.                                     Capitalized terms not otherwise defined in this First Amendment to Lease shall have the meanings ascribed to them in the Lease.

NOW, THEREFORE, in consideration of their mutual obligations and undertakings hereunder, and in consideration of the parties’ agreement here made and acknowledged, which agreement is conditioned upon Lessee performing, in full, all duties, terms and conditions set forth in the Second Amendment to Lease between MARK W. BROCKLEY, ANNESSE C. BROCKLEY, and DEADWOOD PROPERTIES, INC. and SOUTHWEST CASINO DEADWOOD, LLC, (hereinafter “Deadwood Amendment to Lease”), executed simultaneously with this Agreement herein, and shall be effective as of the date upon which all the parties execute this First Amendment To Lease, to (i) enter into such stipulations and file such documents in the District Court for Teller County, Colorado in the pending litigation between the parties known as Cripple Creek Development Corp., a Colorado corporation, Mark Brockley, an Individual, and Annesse Brockley, an Individual v. Gold Rush I, LLC, a Colorado limited liability company, and Southwest Casino and Hotel Corp., a Minnesota corporation, Case No. 01CV156 (the “Litigation”) as are necessary to effect the dismissal with prejudice of all claims and counterclaims between and among the parties in the Litigation, and (ii) execute general releases of all claims the parties have or may have against each other as of the date of the First Amendment To Lease, the parties agree as follows:

Amendment

1.                                       The Lease is hereby amended by the addition of the following subsections to Section 20, which provide:

N.  At any time on or after January 1, 2004, but before 5:00 p.m. MDT on February 28, 2005, provided all duties, obligation of the Lessee set forth in the Deadwood Amendment to Lease have been performed in full by Lessee, Lessee shall have the right to purchase (hereinafter “the Option”) the Assets, including all real estate and personal property as set forth in Section “1. Assets” of the Lease, and all slot machines located in or on, or used in connection with, the operation of the Gold Rush and Gold Digger’s casinos, and all Lessor’s interest in the Lease (collectively, the “Purchased Property”) for a total at (1) Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00) and (2) at closing on the completion of exercise of the Option (i) payment in full of the obligations described on Schedule A attached hereto and made a part hereof, (ii) assumption by Lessee, releasing and indemnifying Cripple Creek Development Corp., and Blue Building Development, Inc. of any guaranty or other obligation or liability thereunder, of the obligations described on Schedule B attached hereto and made a part hereof and release of Mark Brockley, Cripple Creek Development Corp., and Blue Building Development, Inc. of any guaranty or other obligation or liability thereunder, and (iii) assumption by Lessee of the obligations described on Schedule C attached hereto and made a part hereof, all of which obligations as reflected on Schedules A, B and C comprise the outstanding obligations of the Lessor’s note(s) and lien(s), whether promissory notes, mortgages, or otherwise, encumbering the real estate and personal property relating to the Purchased Property.  Concerning the release contemplated by Section N(2)(ii) above relating to Schedule B obligations, Lessee agrees to execute any such documents and take any such other or additional reasonable steps and actions as may be necessary to terminate the obligations of Lessor, Cripple Creek Development Corp., and Blue Building Development, Inc.

O.                                    In consideration of this First Amendment to Lease regardless of whether Lessee exercises the Option, the parties agree Section 17 on page 15 of the Lease shall be deleted in its entirety and the parties waive any rights or obligations thereof.  Lessor agrees that Lessor shall execute any such documents and take any such other or additional reasonable steps and actions as may be necessary to assist Lessee in extending the maturity date and/or renegotiating the terms of any of the obligations, promissory notes, liens, mortgages or other debt instruments reflected in Schedules B and C as described in subsection N above so long as any such extension or renegotiated terms do not extend beyond the Lease Term and do not require the payment of additional consideration by Lessor.  For purposes of this First Amendment to Lease, the term “exercise of Option” refers to the date on which Lessee notifies Lessor in writing of Lessee’s exercise of the Option, and not the date of closing/completion of the purchase permitted by the Option.

2

P.                                      In consideration of this First Amendment to Lease and upon the closing on completion of the Option by Lessee, Lessee shall, subject to the provisions of subsections N and O above, indemnify, protect, and hold harmless Lessor for any and all outstanding balances of “Assumed Payments,” as described and defined in Section 4 of Pages 6 and 7 of the Lease, thereby satisfying any such debt or liability owed to creditors by Lessors as set forth in Section 4 of Pages 6 and 7 of the Lease.

Q.                                    In consideration of this First Amendment to Lease, the parties agree Lessors may, subject to subsection O above, enter into agreements allowing Lessors to purchase or acquire the holder’s interest in those obligations secured by existing mortgage note(s) and lien(s) encumbering all Purchased Property considered in this First Amendment to Lease.  Lessor specifically agrees that any such mortgage note(s) and lien(s) purchased by Lessors may be prepaid in full and without penalty by Lessee at any time prior to their maturity.

R.                                     In the event Lessee shall exercise the Option, the following affirmative obligations shall survive such exercise:

(1)                                  An accounting, by Lessee, of all outstanding “Assumed Payments,” as described and defined in Section 4 of Pages 6 and 7 of the Lease.  Said accounting shall be provided to Lessor within thirty (30) days of the full execution of this First Amendment to Lease.

(2)                                  An accounting and report, by Lessee to Lessor of all past years’ “Combined Net Income” as described in Section “3. Rent.” for the purposes of determining any “Additional Rent Due” as set forth in Section 3 of Pages 4 through 6.  Said accounting shall be performed at Lessee’s expense and shall be provided to Lessor within thirty (30) days of the full execution of this First Amendment to Lease;

(3)                                  In full satisfaction of Lessee’s obligation contained in the fourth paragraph on Page 2 of the Lease (being a part of Section “1. Assets”) to pay Lessor the salvage value as defined of any slot machine transferred to Lessee by Lessor at the Commencement Date of the Lease, Lessee shall pay lessor the sum of Ninety Thousand Dollars ($90,000.00), plus any proceeds from the sale of Colossus, within thirty (30) days of the full execution of this First Amendment to Lease or upon exercise or the Option by Lessee, as Lessee shall determine.

(4)                                  Payment in full, if any, to Lessor by Lessee in accordance with the terms and condition of the Lease and Sections 2 and 3 or this First Amendment to Lease above.

2.                                       Except as otherwise amended herein, the Lease remains unchanged and in full force effect between the parties.  In the event Lessee (1) exercises the Option, (2) closes on the purchase of the Purchased Property, and (3) satisfies the continuing obligations set forth in Section R above, the Lease shall terminate accordingly.

3

IN WITNESS WHEREBY, the parties have caused this First Amendment To Lease to be executed as of the day and year first written above.

LESSOR:

Cripple Creek Development Corp.

By:	/s/
Mark Brockley, President

Blue Building Development, Inc.

By:	/s/
Mark Brockley President

/s/
Mark Brockley

Annesse Brockley

LESSEE:

Gold Rush I, LLC

By:	/s/
James B. Druck, Manager

GUARANTOR:

Southwest Casino and Hotel Corp.

By:	/s/
James B. Druck ,President

SCHEDULE A

Debts to be paid off at the time the option is exercised:

Name

Mark Brockley
Brockley 95 Club
Annesse Brockley
Berryhill

SCHEDULE B

Debts in connection with the exercise of purchase option to be assumed by Southwest in such a manner as to relieve Mark Brockley, Cripple Creek Development Corp., and Blue Building Development, Inc. of any ongoing liability:

Name

Community Banks of Colorado
Mountain National Bank
Line of Credit – CBOC
Line of Credit – MNB
Julie R. Yarbrough

6

SCHEDULE C

Non-recourse debt in connection with the exercise of Lessee’s option with Southwest would assume for which there is currently no personal guarantees by Mark Brockley, but a complete release of liability of Cripple Creek Development Corp., and Blue Building Development, Inc.:

Name

Robert G. Rolofson
Joann Kipp Roos
Timothy L. O’Brien
Sierra and Associates
David Wilcox
Jerry Muzik/Winona Griffin
Cripple Creek Masonic Lodge
Barchester Corp. – Rush
Barchester Corp. – Digger’s
Fisher

7

Second Amendment to Lease
Between
Southwest Casino and Hotel Corp. and Lois L. Woods

This Second Amendment to Lease (the “Second Amendment”) is made and entered into as of the 10th day of February 2004 by and between Lois L. Woods, an individual whose address is P.O. Box 489, Cripple Creek, Colorado 80813 (“Landlord”), and Southwest Casino and Hotel Corp., a Minnesota corporation with offices at 2001 Killebrew Drive, Suite 305, Minneapolis, Minnesota 55425 (“Tenant”). Landlord and Tenant are sometimes referred to in this Second Amendment as a “party” or the “parties,” as the sense requires.

Recitals

A.                                   Landlord and Tenant are parties to a lease dated as of the 1st day of May, 1998 governing the Premises located at 251 East Bennett Avenue, Cripple Creek, Colorado.

B.                                     The parties amended the lease as of February 9, 2001 to reflect a change in Section 3.B thereof. For purposes of this Second Amendment, the original lease as amended as of February 9, 2001 is referred to as the lease.

C.                                     The parties desire to further amend the Lease as set forth herein.

D.                                    Except as otherwise provided in this Second Amendment, capitalized terms in the Second Amendment shall have the meanings ascribed to them in the original lease entered into as of May 1,1998.

Now Therefore, in consideration of the parties’ mutual obligations and undertakings hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease as set forth below.

Amendments

1.                                       Section 3.C of the Lease is amended to provide, in its entirety:

C.                                     During the Extension Term. Tenant shall pay rent in the amount of Fourteen Thousand Dollars ($14,000.00) per month during the Extension Term.

2.                                       Section 3.F(2) of the Lease is amended to provide, in its entirety:

(2)                                  On the Commencement Date, a deposit in the amount of One Hundred Forty-Four Thousand Dollars ($144,000.00), Ninety-Six Thousand Dollars ($96,000.00) of which shall be credited to the first eight (8) months rent due during the Initial Term, and the Forty-Eight Thousand Dollar ($48,000.00) balance of which will be credited against the last four (4) months rent owed during the Initial Term or, if the Lease Term is extended, against the last four (4) months rent owed during the Extension Term, except that the Forty-Eight Thousand Dollar ($48,000.00)

balance shall be returned to the Tenant in the event this Lease is terminated by either party prior to expiration of the Initial Term.

3.                                       All other terms and condition of the Lease shall remain in full force and effect.

In Witness Whereof, the parties have executed this Second Amendment To Lease as of the day first written above.

Landlord:

/s/
Lois L. Woods

Tenant:

Southwest Casino and Hotel Corp.

By	/s/
James B. Druck, President

State of CO, County of Jeller

Signed before me this 11th day of

February, 2004 by

/s/
Patricia Ruscoe
Notary Public

EXTENSION OF LEASE

This Extension of Lease is made and entered into as of this 10th day of February, 2004, by and between LOIS L. WOODS, an individual whose address is P.O. Box 489, Cripple Creek, Colorado 80813 (“Landlord”) and SOUTHWEST CASINO AND HOTEL CORP., a Minnesota corporation with offices at 2001 Killebrew Drive, Suite 306, Minneapolis, Minnesota 55425 (hereinafter referred to as “Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant are parties to the Lease dated the 1st day of May, 1998, with respect to the Premises located at 251 East Bennett Avenue, Cripple Creek, Colorado; and

WHEREAS, the parties desire to extend the Lease as set forth below.

NOW, THEREFORE, it is agreed by the parties as follows:

1.                                       Tenant shall exercise their option to extend the term of the Lease as defined in Section 2(C) for a single 5 year term.

2.                                       All terms and conditions of the Lease and of the first and second amendments shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Extension of Lease to be executed as of the day and year first above written.

Landlord:

/s/
Lois L. Woods

Tenant:

Southwest Casino and Hotel Corp.

By	/s/
James B. Druck, President

State of CO, County of Jeller

Signed before me this 11th day of

February, 2004 by

/s/
Patricia Ruscoe
Notary Public

AMENDMENT TO LEASE

This Amendment to Lease is made and entered into as of this 9th day of February, 2001, by and between LOIS L. WOODS, an individual whose address is P.O. Box 489, Cripple Creek, Colorado 80813 (“Landlord”) and SOUTHWEST CASINO AND HOTEL CORP., a Minnesota. corporation with offices at 2001 Killebrew Drive, Suite 306, Minneapolis, Minnesota 55425 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to the Lease dated the lst day of May, 1998, with respect to the Premises located at 251 East Bennett Avenue, Cripple Creek, Colorado; and

WHEREAS, the parties desire to amend the Lease as set forth below.

NOW, THEREFORE, it is agreed by the parties as follows:

1.                                       Section 3(B) shall be amended as follows:

B.                                     During the Initial Term. Tenant shall pay rent in the amount of Twelve Thousand Dollars per month during the first five Lease Years following the Commencement Date.

2.                                       All other terms and conditions of the Lease shall remain in full force arid effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Lease to be executed as of the day and year first above written.

Landlord:

/s/
Lois L. Woods

Tenant:

Southwest Casino and Hotel Corp.

By	/s/
James B. Druck, President

LEASE

LOIS L. WOODS

(as Landlord)

and

SOUTHWEST CASINO AND HOTEL CORP.

a Minnesota corporation

(as Tenant)

LEASE

THIS LEASE is made and entered into as of the 1st day of May, 1998, by and between LOIS L. WOODS, an individual who address is P.O. Box 489, Cripple Creek, Colorado 80813 (“Landlord”), and SOUTHWEST CASINO AND HOTEL CORP., a Minnesota corporation with offices at 2001 Killebrew Drive, Suite 306 in Minneapolis, Minnesota (“Tenant”).

WITNESSETH:

1.                                       PREMISES. In consideration of the payment of rent and the keeping and performance of the covenants and agreements by Tenant as hereinafter set forth, Landlord hereby leases and demises to Tenant the Premises, which consists of that certain real property known as Lot 33, and the South 25 feet of Lot 8, Block 16, City of Fremont (now Cripple Creek), County of Teller, State of Colorado, commonly referred to as 251 East Bennett Avenue, Cripple Creek, Colorado, together with all improvements thereon and all rights, easements and appurtenances thereto, including the building currently known as Lucky Lola’s Casino and all furniture, fixtures and equipment remaining therein as of May 1, 1998 (except slot machines) as reflected in the Inventory attached hereto and incorporated herein as Exhibit A (the “Casino”), and three (3) parking spaces located at the rear of and adjacent to the Casino, and a vacant lot located across the alley from the Casino on which currently are located a propane tank and a trash dumpster, all as shown on Exhibit B attached hereto and incorporated herein by reference.

Notwithstanding the foregoing, the parties understand and agree that they shall revise Exhibit A as of the Commencement Date of the Lease as herein defined to reflect which items of furniture, fixtures and equipment Tenant intends to use in the operation of the casino here contemplated. Tenant shall return to Landlord as of the Commencement Date all such items of furniture, fixtures and equipment located on the Premises which Tenant does not intend to use in its operations and which do not appear on the revised Exhibit A.

2.                                       TERM.

A.                                   Pre-Opening Period. Tenant shall occupy the Premises as of May 1, 1998 in anticipation of becoming licensed by the Colorado Limited Gaming Control Commission (the “Gaming Commission”) to operate the casino currently located on the Premises by the Spring of 1999 (the “Pre-Opening Period”). Rent payable during the Pre-Opening Period shall be computed as provided in Section 3.A of this Lease.

B.                                     Initial Term. The initial term of the Lease shall commence as of the date upon which Tenant opens the Premises to the public as a casino, having been duly licensed by the Gaming Commission (the “Commencement Date”) and continue for a period of five (5) years (the “Initial Term”).

C.                                     Extension Term. Tenant shall have the option to extend the term of the Lease for a single five (5) year term at the conclusion of the Initial Term (the “Extension Term”).

Tenant shall give Landlord written notice of its election to exercise the extension option at least six (6) months prior to the expiration of the Initial Term. Tenant’s notice of its election to exercise the extension option shall be of no force and effect if as of the date of such notice to extend, Tenant shall be in default under the Lease beyond any applicable cure period.

The Extension Term shall be governed by all the provisions of the Lease applicable to the Initial Term, except for an increase in rent payable during the Extension Term which shall be computed as provided in Section 3.C hereof, and except to the extent that the Lease provides other specific provisions applicable to the Extension Term.

D.                                    Holding Over. Nothing contained in this Lease shall be deemed to permit Tenant to use or occupy the Premises after the expiration of the Initial Term or, if applicable, the Extension Term of the Lease. If Tenant continues to occupy the Premises after such expiration, such occupancy shall (unless the parties hereto otherwise agree in writing) be deemed to create a month to month tenancy at a monthly rental equal to one hundred fifty percent (150%) of the annual rent prorated on a monthly basis for the month prior to the commencement of the holdover period, and Tenant shall remain liable for all other additional rent and other charges payable by Tenant under this Lease. Such holdover occupancy shall be subject to all of the terms and conditions of this Lease.

E.                                      Definition of Lease Term. The phrase “Lease Term” means the Initial Term together with, if applicable, the Extension Term, both as herein defined.

F.                                      Definition of Lease Year. The term “Lease Year” shall mean a period of twelve (12) full consecutive calendar months. The first Lease year shall commence as of the Commencement Date. Each subsequent Lease Year shall commence on the anniversary of the commencement date of the first Lease Year.

3.                                       RENT.

A.                                   During Pre-Opening Period.  Tenant shall pay rent in the total sum of Eight Thousand Dollars ($8,000.00) per month commencing as of May 1, 1998 and continuing on the first day of each month thereafter through and including December 1, 1998. Commencing as of January 1, 1999 and continuing on the first day of each month thereafter until the Commencement Date, Tenant shall pay rent in the total sum of Twelve Thousand Dollars ($12,000.00) per month.

B.                                     During the Initial Term. Tenant shall pay rent in the amount of Twelve Thousand Dollars ($12,000.00) per month during the first three Lease Years following the Commencement Date, Thirteen Thousand Dollars ($13,000.00) per month during the fourth Lease Year, and Fourteen Thousand Dollars ($14,000.00) per month during the fifth Lease Year of the Initial Term.

C.                                     During the Extension Term. Tenant shall pay rent in an amount equal to the monthly rent paid during the Initial Term adjusted to reflect applicable changes in the Consumer Price Index (the “CPI Adjustment”). For purposes of this Lease, the Consumer Price Index shall mean the Consumer Price Index for All Items for All Urban Consumers (often referred to as the “Cost of Living Index”), published by the Bureau of Labor Statistics of the Department of Labor of the United States Government.

D.                                    Net Lease. It is the intent of Landlord and Tenant that the rent to be paid during the Lease Term shall be a net return to Landlord, free of expense, charge, or reduction with respect to the Premises. Except as otherwise provided herein, Tenant shall pay all Operating Expenses of the Premises during the Lease Term. Operating Expenses are defined as:

(1)                                  All real property taxes and assessments levied against the Premises by any governmental or quasi-governmental authority. The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Premises as a result of the use, ownership or operation of the Premises or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments; provided, however, that in no event shall the term “taxes or assessments,”  as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes (all of the foregoing are collectively referred to herein as the “Taxes”). “Assessment” shall include so-called special assessments, license tax, business license fee or tax, gaming license and/or gaming equipment fee, commercial rental tax, levy, charge penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises or any legal or equitable interest of Landlord therein. For purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid and shall include any applicable interest on such installments.

(2)                                  Costs of supplies.

(3)                                  Costs incurred in connection with obtaining and providing energy for the Premises, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources.

(4)                                  Costs of water and sanitary and storm drainage services.

(5)                                  Costs of general maintenance and repairs occasioned by normal wear and tear on the Premises experienced during the Term, including the cost of maintaining (but not repairing or replacing) HV AC and other mechanical systems.

(6)                                  Costs of maintenance and replacement of landscaping.

(7)                                  Costs of obtaining insurance insuring Tenant in the amount of Two Million Dollars ($2,000,000.00) for damage to property, provided that Tenant’s obligation to obtain and maintain such insurance shall not arise until the Commencement Date, and the risk of damage, injury or loss on and to the Premises shall be borne by Landlord during the period May 1, 1998 to the Commencement Date.

“Operating Expenses” shall not include:

(a)                                  Costs of repair of structural defects, including the roof, walls and floors of the Premises, or of repair or replacement of the HVAC, plumbing (except in the event of damage caused by freezing pipes), or sprinkler system (except in the event of damage caused by freezing pipes). Landlord has represented to Tenant that the Premises’ structural integrity is sound and that all essential operating equipment and components were installed or replaced during the 1991 calendar year. As such, Landlord warrants and represents to Tenant that the Premises and all its major components are in good working order, free from defects and deficiencies. Landlord further warrants and represents that the Premises complies with all permits, certificates, laws, rules, building and other codes and regulations of governmental agencies or authorities (collectively, the “Codes”) now in effect, and that Landlord will, at its expense, cause the Premises to continue to comply with such Codes as are now in effect during the Pre-Opening Period and the Lease Term.

In addition, Landlord shall provide Tenant, prior to Tenant’s entry into this Lease, with the most current information filed with the City of Cripple Creek describing the amount and basis for calculation of electrical power to the Premises. Upon review of the information, Tenant will determine whether it wishes to proceed with the Lease and pay for whatever additional power it needs to operate the casino, or decline to enter into or to terminate the Lease.

In the event Landlord and Tenant shall disagree as to whether a particular expense is an “Operating Expense” for purposes of this Lease, Tenant may make and pay for the repair, and the parties shall thereafter each select an expert, who shall determine the nature of the expense and its apportionment, if any, between Landlord and Tenant. If the two experts are unable to agree on the nature and apportionment of the expense, the two experts shall together appoint a third expert, whose decision as to both elements of the determination shall be final and binding upon Landlord and Tenant. Landlord and Tenant shall each bear their own costs in retaining their own experts, and they shall share equally in the costs associated with the retention and work of the third (neutral) expert, if one is appointed.

(b)                                 Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received.

(c)                                  Costs of repairs or rebuilding necessitated by condemnation.

(d)                                 Any interest on borrowed money or debt amortization, except as specifically provided herein.

(e)                                  Depreciation on the Premises.

Landlord and Tenant do not intend that Tenant shall pay any Operating Expenses prior to the Commencement Date as herein defined. Until the Commencement Date, Tenant shall be responsible  for the rent described in Section 3.A hereof.

The parties contemplate that Tenant shall receive its gaming license(s) from the Gaming Commission as of October 1, 1998, and that if Tenant does not, and if Myers Avenue Gaming, Inc., or such other entity or person as Landlord may designate, shall thereafter file its own gaming license application governing the Premises, Tenant shall pay the cost of the filing of such application up to a maximum total of Twenty Thousand Dollars ($20,000.00), Ten Thousand Dollars ($10,000.00) of which will be refunded to Tenant in the form of applying it to Tenant’s next month’s rent should Tenant receive its gaming license(s) on or before April 1, 1999.

E.                                      Place of Payment. Rent and such other charges as Tenant is required to pay Landlord shall be payable at Landlord’s notice address reflected in Section 16.E hereof.

F.                                      Deposits. Tenant shall pay Landlord the following Lease deposits:

(1)                                  Upon (a) execution of this Lease by both parties, and (b) delivery to Tenant of a title insurance policy acceptable to Tenant, as described in Section 6 of this Lease, a Fifteen Thousand Dollars ($15,000.00) non-refundable deposit.

(2)                                  On the Commencement Date, a deposit in the amount of One Hundred Forty-Four Thousand Dollars ($144,000.00), Ninety-Six Thousand Dollars ($96,000.00) of which shall be credited to the first eight (8) months rent due during the Initial Term, and the Forty-Eight Thousand Dollar ($48,000.00) balance of which will be credited against the last four (4) months rent owed during the Initial Term, exact that, the Forty-Eight Thousand Dollar ($48,000.00) balance shall be returned to Tenant in the event this Lease is terminated by either party prior to expiration of the Initial Term unless otherwise provided herein.

4.                                       USE OF PREMISES.

A.                                   Tenant shall use the Premises primarily as a gaming casino, as contemplated by the Colorado Limited Gaming Act, C.R.S. § 12-47.1-101, et seq. (the “Gaming Act”) (the Gaming Act and all amendments and gaming regulations now existing or hereafter adopted, and all gaming related laws of the City of Cripple Creek and the County of Teller, are sometimes collectively referred to in this Lease as the “Gaming Laws”), and secondarily for any other ancillary or related use as may be permitted by law. Subject to the Gaming Laws, Tenant shall, in its sole discretion, determine the types, number and locations of gaming devices on the Premises and the rules and procedures which will govern the Premises’ operation as a gaming casino. Landlord shall have no control over or power to influence decisions concerning operation of the Premises.

B.                                     Without limiting the generality of the provisions of Section 4.A, Tenant shall during the Lease Term (1) comply with all Gaming Laws, and (2) maintain in force all licenses, consents and permits necessary for the use of the Premises as a gaming casino.

C.                                     Landlord agrees to cooperate as reasonably required by Tenant to assist Tenant in obtaining and maintaining gaming and liquor licenses for the Premises and shall, in particular, execute any and all documents necessary to obtain gaming and liquor licenses. Landlord shall not cause any such licenses to be denied, revoked, not renewed, or suspended, whether through actions of Landlord prior to the issuance of such licenses or thereafter during the Lease Term. If Landlord or Tenant receives notice that the status or actions of Landlord may or will result, or have resulted, in the denial, revocation, failure to renew or suspension of any gaming or liquor license, Landlord shall take such actions as are necessary to cure the underlying conduct or status.

5.                                       ADDITIONAL IMPROVEMENTS:  MECHANIC’S LIENS.

A.                                   Additional Improvements. Tenant may, from time to time, construct or install other improvements on the Premises, and make such changes, alterations and additions to the Premises as Tenant shall deem necessary or desirable (the “Additional Improvements”), at Tenant’s expense, subject to the following:

(1)                                  No Additional Improvements requiring structural alteration of the Premises may be made without Landlord’s prior written consent, which consent will not be unreasonably withheld. For purposes of this Section 5.A.(1), moving or removing partitions or non-load bearing walls shall not be structural alterations requiring the prior consent of Landlord.

(2)                                  Where appropriate or required, Additional Improvements will be conducted under the supervision of an architect or engineer licensed in the State of Colorado and selected by Tenant in its sole discretion.

(3)                                  All Additional Improvements shall be of such a kind that, when completed, the value and utility of the Premises at the time shall not be less than the value and utility that the Premises would have had at the time if the Additional Improvements had not been made.

(4)                                  All work done in connection with the Additional Improvements shall be done in a good and workmanlike manner.

(5)                                  Tenant shall provide Landlord reasonable financial assurance that the Additional Improvements will be completed as contemplated and that Tenant can pay for them, which assurance shall include an estimate of the cost of the Additional Improvements.

B.                                     Mechanic’s Liens. In connection with the construction of any Additional Improvements, Tenant shall cause the payment of all proper and valid invoices and charges of all contractors, subcontractors, suppliers, materialmen and similar parties who furnish services or materials in connection with the construction process. In the event any party records a mechanic’s lien to enforce any claim for services or materials alleged to have been provided in connection with the Premises, Tenant shall cause the same to be released or record within sixty (60) days after the recordation thereof, and Tenant shall be liable to satisfy and cause a discharge of any such mechanic’s lien claim.

Notwithstanding the foregoing, Tenant shall have the right to contest any such mechanic’s lien claim, provided that Tenant conducts such contest in a timely manner and with due diligence, and that Tenant provides Landlord with such security in connection therewith as Landlord may reasonably require. In the event Tenant loses any such contest, and all further rights of appeal have expired, Tenant shall satisfy the mechanic’s lien claim in full prior to any foreclosure sale or other disposition of the Premises in order to satisfy the claim.

6.                                       TITLE TO PREMISES AND IMPROVEMENTS. As a condition precedent to Tenant’s entering into this Lease, Landlord shall, at its expense, obtain a title insurance policy insuring Tenant’s leasehold interest in the Premises, which title insurance shall evidence Landlord’s fee simple interest ownership in the Premises subject only to what are listed in the title insurance policy as Permitted Exceptions. The title insurance policy shall be attached to this Lease as Exhibit C and shall be incorporated herein by reference. Landlord warrants that she has fee simple title to the Premises, free and clear of all encumbrances save for the Permitted Exceptions.

Except as otherwise provided herein, Landlord shall be the owner of all improvements paid for and constructed by Tenant upon the Premises, as the same may be altered, expanded and/or improved in accordance with this Lease. Upon the expiration or earlier termination of this Lease, all improvements then existing upon the Premises shall revert to and become the property of Landlord without compensation to, or the requirement of consent or act of, Tenant, and tenant shall thereafter have no further rights thereto or interest therein.

Tenant shall surrender the Premises at the end of the Lease Term or upon earlier termination of the Lease in good condition and repair, reasonable wear and tear and fire and other casualty excepted.

7.                                       QUIET ENJOYMENT.  So long as Tenant is not in default under this Lease, Tenant shall peaceably and quietly use and enjoy the Premises during the Pre-Opening Period and the Lease Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord.

8.                                       CASUALTY AND RESTORATION OF THE PREMISES.

A.                                   If the Premises shall be so damaged by fire or other casualty as to render the casino wholly untenantable, and if such damage shall be so great that a competent architect, in good standing, selected by Tenant shall certify in writing to Tenant within sixty (60) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred eighty (180) working days from the happening thereof, then this Lease shall cease and terminate from the date of the occurrence of such damage and Tenant shall thereupon surrender to Landlord the Premises and all interest therein hereunder and Landlord may reenter and take possession of the Premises and remove Tenant therefrom.  If, however, the damage shall be such that said architect shall certify within said sixty (60) day period that the Premises can be made tenantable within said one hundred eighty (180) day period, then, except as hereinafter provided, Landlord shall repair the damage so done with all reasonable speed.

B.                                     If the Premises shall be slightly damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of one hundred eighty (180) days, then, Landlord, after receiving notice in writing of the occurrence of the casualty, except as hereafter provided, shall cause the same to be repaired with reasonable promptness. If the estimated repair period as established in accordance with the provisions of subparagraph A above exceeds one hundred eighty (180) days, then the provisions of subparagraph A shall control notwithstanding the fact that the Premises are not wholly untenantable.

C.                                     In case the Premises shall be so injured or damaged, whether by fire or otherwise, that, within sixty (60) days after the happening of such injury, Landlord shall decide not to reconstruct or rebuild the Premises, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60)

days, this Lease shall terminate from the date of such written notice, and both parties hereto shall be freed and discharged of all further obligations hereunder.

D.                                    Landlord and Tenant hereby waive any and all rights of recovery against the other, their officers, agents, and employees occurring out of the use and occupancy of the Premises for loss or damage to their respective real and/or personal property arising as a result of a casualty or condemnation contemplated by this Section 8. Each of the parties shall, upon obtaining the policies of insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and shall require such carrier to include an appropriate waiver of subrogation provision in the policies.

E.                                      Provided that the casualty is not the fault of Tenant, Tenant’s agents, servants, or employees, Tenant’s rent shall abate during any such period of repair and restoration.

9.                                       CONDEMNATION.  If the entire Premises or substantially all of the Premises or any portion of the casino which shall render the Premises untenantable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender the Premises and all interest therein under this Lease to Landlord and Landlord may reenter and take possession of the Premises or remove Tenant therefrom. In the event less than all of the Premises shall be taken by such proceeding, Landlord shall promptly repair the Premises to its condition immediately prior to said taking, unless Landlord elects not to reconstruct or rebuild as described in subparagraph C of Section 8 above.

10.                                 OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL.

A.                                   Option To Purchase. During the Lease Term, Tenant may purchase the Premises on the following terms:

(1)                                  During the first two years of the Initial Term, Two Million Dollars ($2,000,000.00);

(2)                                  During the third, fourth and fifth years of the Initial Term, Two Million Dollars ($2,000,000.00), plus the CPI Adjustment, if any;

(3)                                  At any time during the Extension Term, Two Million Dollars ($2,000,000.00), plus fifty percent (50%) on any increase in the Fair Market Value (as herein defined) of the building housing the casino over its Fair Market Value as of the end of the Initial Term. Immediately upon notice from Tenant to Landlord of Tenant’s intent to exercise its option to purchase the Premises, the parties will attempt to arrive at an agreement as to the Fair Market Value of the Premises as herein determined. The Fair Market Value shall in no event include any amount attributable to the value of Tenant’s business operations. If Landlord and Tenant are unable to agree on the Fair Market Value within fifteen (15) days of the notice, they shall jointly select an MAI certified appraiser familiar with properties within the vicinity of the Premises to determine the Fair Market Value. If Landlord and Tenant are unable within five (5) days to reach agreement on one MAI appraiser, each party shall designate one qualified MAI appraiser, who shall then jointly select a third qualified MAI appraiser for the purpose of making the Fair Market Value determination here contemplated. The costs of the appraiser selected by the parties shall be borne by the party selecting the same, and the cost of the appraiser who makes the actual determination of Fair Market Value shall be shared equally by Landlord and Tenant. The determination of Fair Market Value shall be made by the appraiser no later than thirty (30) days following his selection.

Upon determination of the Fair Market Value, Tenant shall have fifteen (15) days within which to decide whether it wants to proceed with the purchase option granted herein. If Tenant fails to advise Landlord in writing of Tenant’s intention to exercise the option by the expiration of the fifteen (15) day period, it shall be presumed that Tenant does not wish to exercise the option, and this Lease will expire according to its terms upon the expiration of the Lease Term.

If Tenant timely advises Landlord of Tenant’s intention to exercise the option, the closing on Tenant’s purchase of the Premises shall occur no later than the last day of the Lease Term. If the closing date is other than the last day of the Lease Term, the rent due hereunder shall be prorated to the date of closing. Tenant shall pay the Fair Market Value to Landlord on the closing date in readily available funds. Landlord shall convey title to the Premises by General Warranty Deed, free and clear of all liens and encumbrances except those created by, through or under Tenant during the Lease Term. Landlord shall provide Tenant, at Landlord’s expense, an owner’s title insurance policy in the amount of the purchase price paid by Tenant for the Premises. If Tenant is in default under the Lease at the time of the exercise of the option to purchase, such default must be cured prior to Tenant’s giving Landlord its notice of intention to exercise.

B.                                     Right of First Refusal. If Landlord desires to transfer, assign or otherwise convey all of any portion of its interest in Premises, Landlord shall so notify Tenant in writing (the “Notice”), specifying the terms and conditions, and the price at which Landlord intends to offer its interest (the “Terms”). Tenant shall have thirty (30) days after receipt of the Notice within which to notify Landlord that Tenant desires to purchase the interest being offered on the Terms. If Tenant fails to so notify Landlord, Landlord shall be free to consummate a transaction with any third party or parties on the Terms at any time within the next three (3) months without referring the same to Tenant. If no sale occurs within that three (3) month period, then prior to consummating any transaction, the provisions of this Section 10.B shall be complied with again. If Tenant timely notifies Landlord that Tenant desires to exercise the right to purchase contemplated by this Section 10.B, the closing shall occur on the Terms within ninety (90) days of the date of Tenant’s giving such notice.

11.                                 TENANT’S RIGHT TO ENCUMBER.  Tenant may at any time during the Pre-Opening Period or the Lease Term encumber the leasehold estate by mortgage or deed or trust. Such right of Tenant to encumber the leasehold estate shall be a continuing right and shall not be deemed to be exhausted by the exercise thereof on one or more occasions. Any such encumbrance shall be expressly subject to the provisions of this Lease, shall not encumber Landlord’s fee simple interest in the Premises, and shall be subordinate to any loans to which Landlord has subordinated its fee simple interest.

12.                                 ASSIGNMENT BY TENANT.  Tenant may assign or transfer all or any part of its interest in this Lease and the underlying Premises to any entity or person licensed to operate a casino in the State of Colorado, provided that the transferee’s financial performance ranks it among the top fifteen (15) casino operators in the State of Colorado as measured by the gaming tax rate applied to its revenues during for the preceding month determined in accordance with the Colorado Limited Gaming Act and the Gaming Regulations promulgated thereunder, and provided further that Tenant shall first obtain Landlord’s consent to such assignment or transfer, which consent shall not be unreasonably withheld.

Tenant may, without first obtaining Landlord’s prior consent, transfer or assign all or any part of Tenant’s interest in this Lease and the underlying Premises to any entity in which Tenant retains an ownership interest, provided that, Tenant provides Landlord with not less than thirty (30) days prior written notice of such intended transfer.

13.                                 DEFAULT BY TENANT.

A.                                   Definition of Event of Default. Each one of the following events is herein referred to as an “Event of Default.”

(1)                                  Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder on the date such sums are due and the continuance of such failure for a period of thirty (30) days after written notice of such failure from Landlord.

(2)                                  After the Commencement Date, Tenant shall vacate or abandon the Premises, except that, mere vacation as may be necessary to facilitate the re-occupancy of the Premises for a permitted use pursuant to an assignment or subletting authorized under the terms of this Lease, or caused by any casualty or condemnation, or as ordered by any legal authority shall not constitute an Event of Default hereunder.

(3)                                  The filing of any petition or the commencement of any case or proceeding by Tenant under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code, or any other federal or state law relating to insolvency, bankruptcy, or reorganization or the adjudication that Tenant is insolvent or bankrupt or the entry of an order for relief under the Federal Bankruptcy Code with respect to Tenant.

(4)                                  The filing of any petition or the commencement of any case or proceeding described in subparagraph (3) above against Tenant, unless such petition and all proceedings initiated thereby are dismissed within sixty (60) days from the date of such filing; the filing of an answer by Tenant admitting the allegations of any such petition; the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of Tenant, unless such appointment is vacated or dismissed within sixty (60) days from the date of such appointment.

(5)                                  The insolvency of Tenant or the execution by Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature.

(6)                                  Tenant shall fail to take possession of the Premises on the Commencement Date.

(7)                                  Tenant shall fail to perform any of the other agreements terms, covenants, or conditions hereof on Tenant’s part to be performed and such non-performance shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant or, if such performance cannot be reasonably had within such thirty (30) day period, Tenant shall not in good faith have commenced such performance within such thirty (30) day period and shall not diligently proceed therewith to completion.

B.                                     Remedies of Landlord. If any one or more Events of Default shall happen, then Landlord shall have the right at Landlord’s election, then or at any time thereafter, either to:

(1)                                  Make any payment or take any action to cure any such default by Tenant in such manner and to such extent as Landlord may in good faith deem necessary or desirable.

(2)                                  Give Tenant written notice in accordance with the Colorado forcible entry and detainer laws, terminate this Lease as of the date of Tenant’s default or as of any later date specified in the notice, and demand and recover possession of the Premises from Tenant.

(3)                                  Re-enter and take possession of all or any part of the Premises and expel Tenant therefrom. After recovering possession of the Premises, Landlord shall use reasonable efforts to re-let the Premises.

C.                                     Remedies Cumulative. Each of the remedies described above, and all of the remedies available to Landlord at law or in equity upon a default by Tenant, shall be cumulative with and in addition to one another, and may be exercised simultaneously or successively, as Landlord may deem appropriate, without any exercise of one remedy being deemed an election of remedies or a waiver to the exclusion of any other remedy.

14.                                 DEFAULT BY LANDLORD.

A.                                   Definition of Default. Landlord shall be in default under this Lease if Landlord shall fail to comply with any term, condition or obligation of Landlord under the Lease, and such failure to comply continues for a period of thirty (30) days after Tenant gives Landlord written notice of such failure, unless such failure cannot reasonably be cured within such thirty (30) day period, in which event the cure period shall extend so long as Landlord has in good faith begun to take action to cure the default within the thirty (30) day period and diligently proceeds to completion thereafter.

B.                                     Remedies of Tenant. Upon the occurrence of any default by Landlord, after expiration of any applicable cure periods, Tenant shall have the right, at its election, then or at any time thereafter, to exercise any one or more of the following remedies:

(1)                                  Make any payment or take any action to cure any such default by Landlord in such manner and to such extent as Tenant may in good faith deem necessary or reasonable.

(2)                                  Terminate this Lease as of the date of the default by Landlord, or as of any later date specified in a written notice of termination to Landlord.

(3)                                  Commence an action to specifically enforce any of Landlord’s obligations under the Lease.

C.                                     Remedies Cumulative. Each of the remedies described above, and all of the remedies available to Tenant at law or in equity upon a default by Landlord, shall be cumulative with and in addition to one another, and may be exercised simultaneously or successively, as Tenant may deem appropriate, without any exercise of one remedy being deemed an election of remedies or a waiver to the exclusion of any other remedy.

15.                                 TERMINATION. In addition to termination in accordance with Sections 2, 13 and 14 hereof, this Lease may be terminated in the event of the following:

A.                                   Termination By Landlord.  If by April 1, 1999, Tenant has not been licensed by the Gaming Commission to operate the Premises as a gaming casino, and if, in addition, the One Hundred Forty-Four Thousand Dollar ($144,000.00) deposit contemplated by Section 3.F.(2) hereof has not been paid to Landlord, Landlord may terminate this Lease forthwith, and neither party shall have any obligation to the other thereafter.

B.                                     Termination By Tenant.

(1)                                  Tenant may, in its sole discretion, terminate this Lease at any time during the Pre-Opening Period as herein defined. In the event Tenant elects to do so, Landlord’s sole remedy against Tenant shall be to retain the Fifteen Thousand Dollar ($15,000.00) deposit provided for in Section 3.F.(1) hereof, and to reenter the Premises.

(2)                                  If, in the sole discretion of Tenant, the casino located on the Premises is not operating profitably at any time after the first two years of the Initial Term of this Lease, Tenant may terminate the Lease upon payment to Landlord of Ninety-Six Thousand Dollars ($96,000.00), representing a year’s rental payments less the Forty-Eight Thousand Dollar ($48,000.00) deposit balance described in Section 3.F.(2) hereof. In such event, neither party shall thereafter have any obligation to the other, except that, Landlord shall make all reasonable efforts to re-let or re-open the Premises within one year following the Lease’s termination and shall repay to Tenant any sums realized as a result of the mitigation obligation here described.

(3)                                  If at any time during the Lease Term the casino’s operations are, in the sole discretion of Tenant, materially adversely affected by local, state or federal legislative or administrative changes, Tenant may terminate the Lease upon payment to Landlord of Ninety-Six Thousand Dollars ($96,000.00), representing one year’s rental payments less the Forty-Eight Thousand Dollar ($48,000.00) deposit balance described in Section 3.F.(2) hereof. In such event, neither party shall thereafter have any obligation to the other, except that, Landlord shall make all reasonable efforts to re-let or re-open the Premises within one year following the Lease’s termination and shall repay to Tenant any sums realized as a result of the mitigation obligation here described.

In the event Tenant shall terminate the Lease as contemplated by this Section 15.B.(1) and (2), the Forty-Eight Thousand Dollar ($48,000.00) deposit balance described in Section 3.F.(2) hereof shall be forfeited to Landlord.

16.                                 MISCELLANEOUS.

A.                                   No Implied Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term, covenant, or agreement contained in this Lease, or to exercise any right or remedy in connection therewith, and no acceptance of full or partial payment during the continuance of any default by Landlord or Tenant, shall constitute a waiver of any such term, covenant, or agreement or any such right or remedy or any such default by Landlord or Tenant.

B.                                     Survival of Provisions.  Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions hereof which specifically contemplate and require observance or performance by Landlord or Tenant subsequent to termination.

C.                                     Binding Effect. This Lease shall extend to and be binding upon the heirs, executors, legal representatives, successors, and permitted assigns of the respective parties hereto. The terms, covenants, agreements, and conditions in this Lease shall be construed as covenants running with the Premises.

D.                                    Recordation. Neither this Lease nor any memorandum thereof shall be recorded. However, Landlord understands, and agrees that as a condition precedent to Tenant’s entry into this Lease, Tenant shall obtain from any and all lenders of record as evidenced by the title insurance policy required by Section 6 hereof such subordination and attornment agreements as Tenant deems necessary, and Landlord shall assist Tenant as may be required in securing such agreements.

E.                                      Notice. All notices required or permitted under this Lease shall be given by registered or certified mail, return receipt requested, correctly addressed and postage prepaid, or by hand or commercial carrier delivery, or by telecopier as follows:

If to Landlord:

Ms. Lois L. Woods

P.O. Box 489

Cripple Creek, Colorado 80813

Telecopier Number: 719/689-2587

with copy to:

Robert M. Duitch, Esq.

811 South Tejon Street

Colorado Springs, Colorado 80903

Telecopier Number: 719/632-0006

If to Tenant:

James B. Druck, Esq.

President.

Southwest Casino and Hotel Corp.

2001 Killebrew Drive, Suite 306

Minneapolis, Minnesota 55425

Telecopier Number: 512/853-9991

with copy to:

Christopher D. Whitney, Esq.

Mulliken, Gleason, Weiner & Whitney, P. C.

102 South Tejon Street, Suite 700

Colorado Springs, Colorado 80903

Telecopier Number: 719/635-8706

Any notice delivered by mail in accordance with this Section shall be deemed to have been duly given on the third business day after the same is deposited in any post office or postal box regularly maintained by the United States Postal Service. Any notice delivered by telecopier shall be deemed to have been duly given upon receipt if concurrently with sending by telecopier receipt s confirmed mechanically or by the recipient. Any notice delivered by hand or commercial carrier shall be deemed to have been given upon actual receipt. Either party, by notice given as herein provided, may change the address to which future notices may be sent.

F.                                      Time of the Essence. Time is of the essence under this Lease for the performance and observance of all obligations of Landlord and Tenant, and all provisions of this Lease shall be strictly construed.

G.                                     Captions for Convenience. The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions of this Lease.

H.                                    Severability. If any provision of this Lease shall be held invalid or unenforceable. The remainder of the Lease shall not be affected thereby, it being the intent of the parties that the provisions of this Lease shall be enforceable to the fullest extent permitted by law.  There shall be deemed substituted for any invalid or unenforceable provision a valid and enforceable provision as similar as possible to the invalid provision.

I.                                         Jurisdiction and Governing Law. This Lease shall be interpreted and enforced in the courts of the state of Colorado and in accordance with the laws of the State of Colorado.

J.                                        Integration/Entire Agreement. This Lease, the Exhibit hereto, and the other documents expressly referenced herein constitute the entire agreement between the parties with regard to the subject matter hereof. and any extrinsic covenants, agreements, representations, warranties, conditions or terms are superseded hereby and shall be of no force or effect.

K.                                    Modification. No provision of this Lease may be amended or modified except to the extent any such amendment or modification is expressly and specifically set forth in a written instrument executed by both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.

LANDLORD:

/s/
Lois L. Woods

TENANT:

SOUTHWEST CASINO AND HOTEL CORP.

By:	/s/
Title: President

EXHIBIT A

INVENTORY

Upstairs Restaurant Space

12 tables, glass tops

36 chairs

4 shelf stainless rack

Small cashier stand

Large cashier stand

Cash register

Beverage air cooler

Pepsi dispenser/ice holder        (*Landlord does not warrant title)

2 chandeliers

Heat lamp over counter pass-through

Stainless cart

Phone

Upstairs

Hall - Locking cabinet

3 light fixtures (over table type)

Security office, wires, racks

Phone

Restroom

- Lockers

Time clock

Freezer

Refrigerator

Stainless five-shelf rack

Beverage system

Desk, two chairs

CO2 system

Beer cooler doors - back hall

Fire extinguisher

Downstairs

Garavetta Stair Trac             (*Landlord does not warrant title)

Ambulatory seat

Back hall chandelier

Mezzanine

Brass rail

1 camera

Mirrors on wall

3 rest chairs

2 square, 1 round table

Bar

2 old, tired buffalo heads

Main Casino, Downstairs

3 Elk horn chandeliers

2 inside

1 outside

Brass rails on stairs

Ice chest, stainless

Phones - 2 pay

Cigarette machine                   (*Landlord does not warrant title)

Drinking fountain

3 cameras

2 TV’s and stands

Cabinet

Front and back bar

Slot stands

7 short

16 tall

Brass rail - bottom bar

2 outside benches

1 Elk head

2 Mule deer

Water heater

19 chairs, bar height and regular height

Fire extinguisher

Cash register

4 tables - 2 round, 2 square

Cage equipment

1 4-door cabinet for coin storage

3 -door cabinet for storage

Front counter

1 section

2 doors

2 drawers

1 section

3 doors

2 drawers

Back Room of Cage

Wire grate, built-in

Cabinets: 3

2 with 2 large doors

1 with 6 long narrow doors

Built-in shelf

Kitchen Equipment

Wolf oven and open-top grill

Model # KCHSS-4-1829-FT34L

Serial # 77598-000-K91

Condition: fair

Frymaster

Model # GF145D

Serial # 911OFM0240

Condition: Fair

Wolf combination broiler frytop 29” wide oven

Model # SCB-36-CHSS-29

Serial # 77598-002K91

Condition: Fair

Pepsi Soda Dispenser              (*Landlord does not warrant title)

Model # OM200

Serial # BIA-21847

Scottsman ice maker w/o storage

Model # CM500AE-1D

Serial # 471899-03K

Condition: ice maker is in working condition at the present time

Traulsen & Co. refrigerator and/or freezer

Model # GHT2-32WUT

Serial # C1l219

Condition: fair

Model # GLTl-32WUT

Serial # C11224

Condition:

True refrigeration unit

Model # TBB-4

Serial # AE4440A

Condition:

Edlund Can Opener

Randall Commercial Refrigerator/Freezer

Model # 9401

Serial # APS-5190

Condition: Fair

Three Compartment Steam Table

Model # unknown

Serial # unknown

Condition: Poor

Sharp Cash Register

Serial # 29043845

Upstairs Bar

True Beer Dispenser and Beer Bottle Cooler

Model # TDD-3

Refrigeration Unit

Model # TBB-3

Serial # AE4440A

Condition: Poor

Lacrosse Three Compartment Sink and Mixing Station

Model # SW36 - Serial # 9IAK300

Model #563C - Serial # 9IAK272

Model # 512BSU - Serial # 91AMI05

Model # 524ET+7 - Serial # 92AC262

Bar Gun Model # 518RSC - Serial # 91AJ302

Condition: Good

Downstairs Bar

Perlic Beer Refrigerator

Model # C5064ESCUL

Serial # 337423

Condition: Excellent

Perlic Commercial Refrigerator

Model # 8365AUL

Serial # 343108

Condition: Excellent

Perlic Beer Dispenser & Beer Cooler

Model # C5064ESCUL

Serial # 340393

Condition: Excellent

Perlic Commercial Refrigerator/Freezer

Model # 7260EUL

Serial # 343704

Condition: Poor

Auto Bar Controls Soda Gun

Model # WBM-14660-B

Serial # 4395-1118

Condition: Fair .

Infra Hand Sink (No Numbers)

Sharp Cash Register

Serial # 2904-8625

Sanyo 19” TV

Kitchen (no model or serial numbers available)

1 Tabco Stainless Steel Prep Counter

1 Stainless Steel Sink with Hose and Garbage Disposal

1 Stainless Steel Pot Sink

1 Plastic Mop Sink